Exhibit 2




                          AGREEMENT AND PLAN OF MERGER



     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of the 23rd day of July, 1996, by and among CS WIRELESS SYSTEMS, INC., a Delaware corporation ("Buyer"), having an address at 200 Chisholm Place, Plano, Texas 75075, CHRISTIAN M. HILLIARD of P.O. Box 1448, 809 Central Avenue, Kearney, Nebraska 68848-1448 ("Hilliard") and USA WIRELESS CABLE, INC., a Nebraska corporation ("Target"), having an address at P.O. Box 1448, 809 Central Avenue, Kearney, Nebraska 68848-1448.

                              W I T N E S S E T H:

     WHEREAS, Target has entered into channel lease agreements with the FCC licensees of, and/or FCC-license applicants for, ITFS Channels in the Markets, in each case contemplating the lease by Target from such licensees and/or FCC-license applicants of "excess capacity" on each such Channel;

     WHEREAS, Target has entered into channel usage agreements with the FCC licensees of LPTV Channels in Radcliffe, Iowa, contemplating the lease from such licensees of the entirety of the channel capacity on each of such LPTV Channels;

     WHEREAS, the Target has entered into channel lease agreements with the FCC licensees of, and/or FCC-license applicants for, MMDS and MDS Channels in all of the Markets except Scottsbluff, Nebraska, contemplating the lease from such licensees and/or FCC-license applicants of the entirety of the channel capacity on each of such Channels;

     WHEREAS, Hilliard has been granted licenses for commercial ITFS Channels in the Scottsbluff, Nebraska Market which licenses will be transferred to and/or assigned to Target in accordance with this Agreement;

     WHEREAS, Target was the winning bidder for the Rochester-Austin-Albert LEA, Minnesota, Grand Island-Kearney, Nebraska and Kalispell, Montana BTA's in the recently concluded FCC auction for MDS/MMDS channels in these areas (the "BTA Markets");

     WHEREAS, Buyer desires to operate a subscription video programming service to be offered to subscribing members of the public via transmission capacity provided through non-cable TV over-the-air transmission technology through LPTV, ITFS, MMDS and/or MDS Channels in the Markets and the BTA Markets;

     WHEREAS, certain assets and liabilities of Target are to be transferred or otherwise conveyed to other entities prior to the Closing Date which assets include all of Target's assets in Elm Creek (Kearney), Nebraska, Conway Springs, Kansas, Halstead, Kansas, Waseca, Minnesota and Gaylord, Minnesota, Target's rights to and interest in the Grand Island-Kearney, Nebraska BTA, all applications related thereto and the transmission tower listed on Schedule 4(e)(v) (the "Transferred Assets"); and
-------

     WHEREAS, the parties wish to effect a merger transaction in a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, in which Target will merge with and into a wholly-owned subsidiary of Buyer, on the terms and conditions herein contained.

     NOW THEREFORE, in consideration of their mutual promises, and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

     1.   DEFINITIONS.  For purposes of this Agreement, the following words or
          -----------
terms shall have the definitions indicated below.

          (a)  ASSIGNED CHANNELS.  "Assigned Channels" shall have the meaning as
               -----------------
     set forth in Section 9.
                          -

          (b)  (i)  BTAs.  "BTAs" means the Basic Trading Areas designated by
                    ----
     the FCC as the geographic areas containing vacant MDS and/or MMDS spectrum, the rights to which were auctioned to the highest bidders in the FCC auction concluded on March 28, 1996.

          (b)  (ii) BTA AUTHORIZATION.  "BTA Authorization" means the
                    -----------------
     authorization issued by the FCC to a winning bidder that authorizes that party to develop any vacant MDS and MMDS spectrum in the BTA into channels that can be utilized to transmit video programming to subscribers.

          (b)  (iii)BTA MARKETS.  "BTA Markets" shall have the meaning set
                    -----------
     forth in the fifth WHEREAS clause on page 1 hereof, including, but not limited to, any pending applications for vacant MDS and MMDS spectrum in such BTA's.

          (c)  BUYER.  "Buyer" shall have the meaning as set forth in the
               -----
introductory   paragraph hereof.

          (d)  CS SHARES; CS VALUE PER SHARE.  "CS Shares" means shares of CS
               -----------------------------
     Wireless Systems, Inc. common stock; the "CS Value Per Share" means Eighteen Dollars and Eighty Cents ($18.80) for each CS Share.

          (e)  CHANNEL LEASES.  "Channel Leases" means the lease agreements as
               --------------
     listed on Schedule 4(h).
                        ----

          (f)  CHANNELS.  "Channels" means the ITFS Channels, LPTV Channels,
               --------
     MMDS Channels and the MDS Channels specified on Schedule 4(g) attached
                                                              ----
     hereto.

          (g)  CLOSING.  "Closing" shall have meaning as set forth in Section
               -------
     13.
     --

          (h)  CLOSING DATE.  "Closing Date" shall have meaning as set forth in
               ------------
     Section 13.
             --

          (i)  COBRA.  "COBRA" shall have the meaning as set forth in Section
               -----
     5(g).
     ----

          (j)  CODE.  "Code" means the Internal Revenue Code of 1986, as amended
               ----
     from time to time, and any successor thereto, and the rules and regulations promulgated thereunder from time to time.

          (k)  COMMISSION.  "Commission" means the Securities and Exchange
               ----------
     Commission.

          (l)  CONTRACTS.  "Contracts" shall have the meaning as set forth in
               ---------
     Section 4(i).
             ----

          (m)  CONVERSION AMOUNT.  The "Conversion Amount" shall be the
               -----------------
     aggregate amount of consideration for the acquisition of Target as provided for in Section 3(a).
                    ----

          (n)  COPYRIGHT ACT.  "Copyright Act" shall have the meaning as set
               -------------
forth in  Section 4(t).
                  ----

          (o)  CURRENT EMPLOYEES.  "Current Employees" shall have the meaning as
               -----------------
     set forth in Section 5(e).
                          ----

          (p)  EFFECTIVE TIME.  "Effective Time" shall have the meaning as set
               --------------
     forth in Section 2(c)(i).
                      -------

          (q)  ENVIRONMENTAL LAW(S).  "Environmental Law(s)" means any statute,
               --------------------
     law, ordinance, regulation, order, rule or legally enforceable requirement of any authority relating to the regulation or protection of property, person or the environment or to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the management, manufacture, distribution, treatment, storage or recycling, of any Hazardous Substances.


          (r)  ERISA.  "ERISA" shall have the meaning as set forth in Section
               -----
     5(c).
     ----

          (s)  ERISA AFFILIATES.  "ERISA Affiliates" shall have the meaning as
               ----------------
     set forth in Section 5(a).
                     ----

          (t)  ESCROW AGREEMENT.  "Escrow Agreement" shall have the meaning as
               ----------------
     set forth in Section 14.
                          --

          (u)  EXCHANGE ACT.  "Exchange Act" means the Securities Exchange Act
               ------------
     of 1934, as amended.

          (v)  FAA.  "FAA" shall have the meaning as set forth in Section 4(o).
               ---                                                        ----

          (w)  FACILITIES.  "Facilities" shall have the meaning as set forth in
               ----------
     Section 4(w).
             ----

          (x)  FEDERAL COMMUNICATIONS COMMISSION or FCC "Federal Communications
               ---------------------------------    ---
     Commission" or "FCC" means the federal agency created pursuant to Section 1 of the Federal Communications Act of 1934, as amended, 47 U.S.C. Sec. 151.

          (y)  FINAL FCC ORDER.  "Final FCC Order" means an order of the FCC
               ---------------
     without any materially adverse or onerous conditions and which has not been stayed and, by lapse of time or otherwise, is no longer subject to administrative or judicial consideration, review, appeal or stay.

          (z)  FINANCIAL STATEMENTS.  "Financial Statements" shall have the
               --------------------
     meaning as set forth in Section 4(f)(i).
                                     -------

          (aa) FINANCING.  "Financing" means the indebtedness incurred by Buyer
               ----------
     to repay the Indebtedness; provided, however, if the Indebtedness exceeds fifty percent (50%) of the Conversion Amount, Buyer may repay such excess Indebtedness, or any portion thereof, in cash, and the number of CS Shares payable pursuant to Section 3(b) shall be decreased in respect of any such
                                 ----
     cash payment in accordance with such Section.

          (bb) HAZARDOUS SUBSTANCE.  "Hazardous Substance" means any and all
               -------------------
     pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including asbestos, radioactive materials, ACMs, PCBs and urea formaldehyde foam insulation).

          (cc) HILLIARD.  "Hilliard" shall have the meaning as set forth in the
               --------
     introductory paragraph hereof.

          (dd) INDEBTEDNESS.  "Indebtedness" shall have the meaning as set forth
               -------------
     in Section 4(f)(iii).
                ---------

          (ee) INDEMNITY SHARES.  "Indemnity Shares" shall have the meaning as
               ----------------
     set forth in Section 14.
                          --

          (ff) INTELLECTUAL PROPERTY.  "Intellectual Property" shall have the
               ---------------------
          meaning as set forth in Section 4(s).
                                          ----

          (gg) ITFS CHANNELS.  "ITFS Channels" means those channels in the
               -------------
     Instructional Television Fixed Service that use the frequency bands 2500 MHz to 2596 MHz and 2644 MHz to 2686 MHz and associated response channels.

          (hh) LAIDLAW; LAIDLAW AFFILIATES.  "Laidlaw" means Laidlaw Holdings,
               ---------------------------
     Inc., a corporation with a principal office at 100 Park Avenue, New York, New York 10017; "Laidlaw Affiliates" means Laidlaw Southwest and Laidlaw New York (both collectively and individually).

          (ii) LEASE.  "Lease" shall have the meaning as set forth in Section 9.
               -----                                                          -

          (jj) LEASED CHANNELS.  "Leased Channels" shall have the meaning as set
               ---------------
     forth in Section 4(h).
                      ----

          (kk) LENDERS.  "Lenders" shall have the meaning as set forth in
               -------
     Section 4(f)(iii).
             ---------

          (ll) LICENSES.  "Licenses" means the licenses, permits, authorizations
               --------
     and other grants of authority issued by the FCC as listed on Schedule 4(g)
                                                                           ----
     hereto and pending applications for new station licenses to be issued by the FCC.

          (mm)      LPTV CHANNELS.  "LPTV Channels" means the Channels in the
                    -------------
     Low Power Television Service that use frequency band 470 MHz to 806 MHz.

          (nn)      MARKETS.  Markets shall mean the Effingham, Kansas,
                    -------
     Wellsville, Kansas, Radcliffe, Iowa, Scottsbluff, Nebraska, Kalispell, Montana and Rochester, Minnesota markets.

          (oo) MATERIAL ADVERSE EFFECT.  "Material Adverse Effect" means, when
               -----------------------
     related to or applied to Target, a set of circumstances or a change of circumstance or circumstances which have or may have a significant, unusual or unforseen adverse effect on the Target's condition (financial or otherwise), assets, Wireless Cable Service or prospects; provided, however,
     (i) that the foregoing definition, when related or applied in this Agreement to a particular subject matter or matters, shall mean such a set of circumstances or change of circumstance or circumstances which have or may have such an effect on such subject matter or matters; and (ii) that any such effect caused by circumstances arising from or relating to general competitive or general economic conditions shall be deemed not to fall within this definition.

          (pp) MDS AUCTION.  "MDS Auction" means the auction conducted by the
               -----------
     FCC from November 12, 1995 to March 28, 1996 in which 487 BTA's and 6 additional BTA-like areas were auctioned off to the highest bidders.

          (qq) MDS CHANNELS.  "MDS Channels" means those multipoint distribution
               ------------
     service channels that use the frequency bands 2150 MHz to 2162 MHz and 2650 MHz to 2680 MHz, and associated response channels.

          (rr) MERGER.  "Merger" shall have the meaning as set forth in Section
               ------
     2(a).
     ----

          (ss) MERGER SUB.  "Merger Sub" shall have the meaning as set forth in
               ----------
     Section 2(a).
             ----

          (tt) MMDS CHANNELS.  "MMDS Channels" means those multipoint
               -------------
     distribution service channels that use the frequency band 2596 MHz to 2644 MHz and associated response channels.

          (uu) NON-COMPETITION AGREEMENT.  "Non-Competition Agreement" shall
               -------------------------
     have the meaning as set forth in Section 3(d).
                                              ----

          (vv) OFFERING MEMORANDUM.  "Offering Memorandum" shall have the
               -------------------
     meaning as set forth in Section 4(x).
                                     -----

          (ww) OPTION.  "Option" shall have the meaning as set forth in Section
               ------
     9.
     -

          (xx) PENSION PLANS.  "Pension Plans" shall have the meaning as set
               -------------
     forth in Section 5(a).
                      ----

          (yy) REDUCTION AMOUNT.  "Reduction Amount" shall have the meaning as
               -----------------
     set forth in Section 3(b).
                          ----

          (zz)  SECURITIES ACT.  "Securities Act" means the Securities Act of
                --------------
     1933, as amended.

          (aaa) SEC FILINGS.  "SEC Filings" shall have the meaning as set forth
                -----------
     in Section 6(e)(i).
                -------

          (bbb) SUBSCRIBER.  "Subscriber" means the total of all Qualified Basic
                ----------
     Subscribers and Equivalent Basic Subscribers determined as follows:

               (i) The term "Qualified Basic Subscriber" shall mean a subscriber (individual or household) of a Market that is an active subscriber to basic cable television service and whose account is not more than forty-five (45) days past due from the due date of payment, who has paid Target's standard deposit and installation fees for such service (in accordance with Target's ordinary business practices), and who has made at least one (1) monthly payment at Target's normal monthly service charge.

               (ii) The term "Equivalent Basic Subscriber" shall mean a bulk or commercial subscriber or a subscriber who otherwise pays other than the full nondiscounted rate in effect in a Market (pursuant to a regularly discounted rate which would otherwise meet all of the requirements to be a Qualified Basic Subscriber). The number of Equivalent Basic Subscribers shall be determined according to the following formula: the monthly revenue from such subscribers solely for the delivery of the basic cable service they receive (i.e., excluding any revenues received for installation or reconnection, additional outlets, pay services, cable guides, or other premium services or special items, and any taxes and other pass-through charges) shall be divided by the monthly nondiscounted rate for such level(s) of cable service.

               (iii) For purposes of determining whether a Subscriber is more than forty-five (45) days past due, it shall be assumed that a Subscriber's payment is due on the first day of each month as to which each such payment applies. Forgiveness of an undisputed past due balance will not be considered a payment for purposes of calculating an arrearage.

          (ccc) SURVIVING CORPORATION.  "Surviving Corporation" shall have the
                ---------------------
     meaning as set forth in Section 2(b).
                                     ----

          (ddd)  TARGET.  "Target" shall have the meaning as set forth in the
                 ------
     introductory paragraph hereof.

          (eee) TARGET EMPLOYEE BENEFIT PLANS.  "Target Employee Benefit Plans"
                -----------------------------
     shall have the meaning as set forth in Section 5(a).
                                                    ----

          (fff) TARGET EMPLOYEES.  "Target Employees" shall have the meaning as
                ----------------
     set forth in Section 5(a).
                          ----

          (ggg) TARGET/HILLIARD PAYABLE.  "Target/Hilliard Payable" shall
                -----------------------
     have the meaning as set forth in Section 3(a).
                                              ----

          (hhh) TARGET/LAIDLAW PAYABLE. "Target/Laidlaw Payable" means an amount
                ----------------------
     owed by Target to Laidlaw and/or the Laidlaw Affiliates equal to five hundred thousand dollars ($500,000).

          (iii) TARGET STOCK.  "Target Stock" shall mean all of the issued and
                ------------
     outstanding capital stock of the Target immediately before the Merger.

          (jjj) TAXES.  "Taxes" means (i) any and all taxes, levies, fees,
                -----
     imposts and other governmental charges of any kind or nature whatsoever imposed by any federal, state, local or foreign government, or political subdivision or taxing authority thereof (including any interest, penalties or additions to tax imposed in connection therewith or with respect thereto), and shall include taxes imposed on, or measured by, income, franchise, profits or gross receipts, and shall also include ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gain taxes, and customs duties; and (ii) liability for the payment of any amounts described in (i) above as a result of being a member of an affiliated group of corporations, or as a result of being included or includable in a combined or consolidated Tax Return with any other person, or as a result of being or having been owned, in whole or in part, by a foreign person.

          (kkk) TAX RETURN.  "Tax Return" means any return, report, information
                ----------
     statement or other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax.

          (lll) TRANSFERRED ASSETS; TRANSFERRED ASSETS TRANSACTIONS.
                ---------------------------------------------------
     "Transferred Assets" shall have the meaning as set forth in the seventh WHEREAS clause which begins on page 1 hereof; "Transferred Assets Transactions" shall have the meaning as set forth in Section 4(e)(v).
                                                                  -------

          (mmm) USA II.  "USA II" shall have the meaning as set forth in Section
                ------
     9.
     -

          (nnn) WIRELESS CABLE SERVICE.  "Wireless Cable Service" means the
                ----------------------
     multichannel video entertainment distribution services provided or to be provided on the Channels in the Markets and BTA Markets.

          Terms defined in this Agreement in the singular shall have a comparable meaning when used in the plural and vice versa.

     2.   THE TRANSACTION.
          ---------------

          (a)  THE MERGER.  At the Effective Time, Target will merge with and
               ----------
     into a wholly-owned subsidiary ("Merger Sub") of Buyer (the "Merger") in accordance with the terms and conditions of this Agreement; the Merger Sub shall be a corporation organized under the laws of the State of Delaware.

          (b)  SURVIVING CORPORATION.  Target shall be the surviving corporation
               ---------------------
     of the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Nebraska, and the Merger shall be effected pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

          (c)  EFFECT OF THE MERGER.
               --------------------

               (i)  EFFECTIVE TIME.  Appropriate certificates of merger shall be
                    --------------
          executed and verified by each party to the Merger and thereafter delivered to the Secretary of State of Nebraska, and to the Secretary of the State of Delaware, for filing and recording in accordance with applicable law as soon as practicable on or after the Closing Date. The Merger shall become effective for purposes of the law of the States of Delaware and Nebraska, respectively, at the date and time of the completion of the filing of the applicable certificate of merger in each such state as set forth above (the "Effective Time").

               (ii) CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION.
                    ---------------------------------------------------------
          The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of Target immediately prior to the Effective Time.

               (iii) BYLAWS OF THE SURVIVING CORPORATION.  The bylaws of
                     -----------------------------------
          the Surviving Corporation shall be the bylaws of Target immediately prior to the Effective Time.

               (iv) BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING
                    ------------------------------------------------
          CORPORATION.  The members of the board of directors and officers of
          -----------
          Target immediately prior to the Effective Time shall become the board of directors and the officers of the Surviving Corporation, respectively, immediately upon the Effective Time, and such persons shall serve in such positions for the respective terms provided by law or in the bylaws of the Surviving Corporation and until their respective successors are elected and qualified, provided that immediately prior to the Effective Time, Buyer shall have the right to require Target's board of directors to resign and to designate Target's board of directors and officers.




     3.   CONVERSION.
          ----------

          (a)  CONVERSION AMOUNT.  The aggregate consideration for the Target
               -----------------
     Stock is Seventeen Million and Twelve Thousand Dollars ($17,012,000) (the "Conversion Amount") payable as set forth below.

          (b)  CONVERSION TERMS.  Subject to the Conversion Amount adjustment
               ----------------
     set forth in Section 3(f) and to the last sentence of this Section 3(b), at
                          ----                                          ----
     and as of the Effective Time, the Target Stock shall be converted into the right to receive the Conversion Amount minus (i) the Indebtedness
                                            -----
     (exclusive of the Target/Hilliard Payable); (ii) any trade payable obligations and other accrued liabilities outstanding at and as of the Effective Time; (iii) five thousand dollars

     ($5,000), the value of the Non-Competition Agreement described in Section 3(d); (iv) the value of the Target/Hilliard Payable i.e., seven hundred
     ----
     fifty-five thousand dollars ($755,000), payable pursuant to Section 13(a)(ii); (v) any cash payments made by Buyer to any Lender in excess of
     ---------
     the Financing; and (vi) the Target/Laidlaw Holdings, Inc. Payable. The Conversion Amount so determined shall be payable in the number of CS Shares calculated by dividing such Conversion Amount by the CS Value Per Share.
     It is understood and agreed that: (x) the Indebtedness will be calculated as of the Closing Date, and (y) based upon such calculation, the number of CS Shares issued to Hilliard will be adjusted (up or down as the case may
     be) to take into account the actual amount of the Indebtedness. Notwithstanding anything to the contrary contained in this subparagraph
     (b), to the extent that the number of Subscribers on the Closing Date
     ---
     calculated pursuant to Section 3(f)(ii) exceeds thirty-six hundred (3,600),
                                    --------
     the trade payable obligations and other accrued liabilities shall be reduced by the extent of such excess multiplied by fifteen hundred dollars ($1,500) (the "Reduction Amount"); provided, however, that (A) no such reduction shall apply to the extent any such Subscribers total more than four thousand (4,000), (B) if the Reduction Amount exceeds the total of the trade payable obligations and other accrued liabilities at and as of the Closing Date, any such excess shall be applied as a credit against any reduction in the Conversion Amount calculated pursuant to Section 3(f) and
                                                                       ----
     (C) if any such excess remains after any such credit is applied, such remaining excess shall increase the number of CS Shares to which Hilliard shall be entitled under this subparagraph (b); such increase shall be
                                               ---
     determined by dividing any such excess by the CS Value Per Share. It is further understood and agreed that there shall be added to the Conversion Amount any Channel Lease fees paid by Target prior to the Closing Date to the extent, but only to the extent, such fees are paid with respect to periods beginning on and following the Closing Date.

          (c)  EFFECT OF CONVERSION ON TARGET STOCK.  All such shares of Target
               ------------------------------------
     Stock, when so converted at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

          (d)  NON-COMPETITION AGREEMENT.  At the Closing, Buyer shall pay an
               -------------------------
     aggregate amount of five thousand dollars ($5,000) pursuant to the non-competition agreement (the "Non-Competition Agreement") between Buyer and Hilliard substantially in the form attached hereto as Exhibit A and which
                                                                   -
     five thousand dollars ($5,000) shall be allocated to Hilliard's obligations under the Non-Competition Agreement. Such payment shall be made in the form of a note payable to Hilliard, which note will provide for payment on Hilliard's demand at any time on or after the Closing Date.

          (e)  NO FRACTIONAL SHARES.  No fractional shares shall be issued upon
               --------------------
     surrender for exchange of certificates for Target Stock, and in lieu of any such fractional shares the Buyer will pay Hilliard a cash payment in an amount equal to such fraction multiplied by the Share Price.

          (f)  SUBSCRIBER DEFICIENCY ADJUSTMENT.  In addition to the provisions
               --------------------------------
     of Section 3(b), the Conversion Amount shall be adjusted in accordance with
                ----
     the following:

               (i) The Conversion Amount shall be reduced by a product of (1) the number of Subscribers less than thirty-six hundred (3,600) to be determined as of the Closing Date as set forth in subparagraph (B)
                                                                          -
          below (and, pursuant to the definition of Subscriber as set forth in
          Section 1(bbb)) multiplied by (2) fifteen hundred dollars ($1,500).
                  ------
          Except as set
          forth in Section 3(b), the Conversion Amount shall in no event be
                           ----
          increased irrespective of any increase in the number of Subscribers between the date of this Agreement and the Closing Date, or otherwise.

               (ii) On the Closing Date, Hilliard shall provide to Buyer (x) a list, subject to verification by Buyer, of Subscribers qualifying under the definition of Subscriber set forth in Section 1(bbb) and (y)
                                                                  ------
          a list, subject to verification by Buyer, of subscribers Hilliard believes will be deemed to be Subscribers within the time period indicated below. Hilliard acknowledges that such verification may not occur for at least one hundred five (105) days following the Closing Date. By way of illustration, a person may be added as a Subscriber between execution of this Agreement and the Closing Date; however, the determination of whether such person so qualifies is dependent upon verification that such person is not more than forty-five (45) days past due on his account and had made at least one (1) monthly payment as contemplated in the definition of Subscriber set forth in Section 1(bbb), which verification may require review of such person's account
          ------
          up to one hundred five (105) days after such person becomes a Subscriber. Any such persons added as Subscribers between the date of this Agreement and the Closing Date, who qualify as Subscribers as of the Closing Date pursuant to the definition set forth in Section 1(bbb) of this Agreement, shall be counted in determining whether at
          ------
          least thirty-six hundred (3,600) Subscribers exist as of the Closing Date.

          (g)  IRREVOCABLE PROXY.  With respect to the CS Shares received by
               -----------------
     Hilliard under this Agreement, on the Closing Date, Hilliard shall execute an irrevocable proxy, the form of which is attached hereto as Exhibit B.
                                                                           -

     4.   REPRESENTATIONS AND WARRANTIES OF TARGET AND HILLIARD.  Target and,
          -----------------------------------------------------
where specifically indicated, Hilliard, hereby make the following representations and warranties to Buyer, which are correct and complete as of the date hereof and shall continue to be correct and complete in all material respects on the Closing Date:

          (a)  DUE ORGANIZATION.  Target is a corporation duly organized,
               ----------------
     validly existing and in good standing under the laws of its state of organization and is duly licensed and qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of property owned or leased by it or the conduct of its business requires such qualification, each of which is set forth on Schedule 4(a)
                                                                         ----
     hereto.

          (b)  AUTHORIZATION OF AGREEMENT.  The execution, delivery and
               --------------------------
     performance of this Agreement by Target, and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Target, including, without limitation, the approval of Hilliard as sole stockholder of Target, and this Agreement constitutes a valid and binding obligation of Target and Hilliard enforceable against it and him in accordance with its terms.

          (c)  NON-CONTRAVENTION.  Neither the execution, delivery and
               -----------------
     performance of this Agreement by Target and Hilliard nor the consummation of the transactions contemplated hereby will:

               (i)  Except as set forth on Schedule 4(c), violate any provision
                                                    ----
          of Target's certificate of incorporation or bylaws, or conflict with, or result in the breach or termination of, or accelerate the right to terminate, or constitute a default under, any lease, agreement, contract, commitment or other instrument, or any order, judgment or decree, to which either Target or Hilliard is a party or by which either of them or any of Target's properties or assets may be bound or affected;

               (ii) Subject to subsection (v) below, constitute a violation by
                                          ---
          Target of any law or regulation applicable to it;

               (iii) Result in the creation of any lien, charge or encumbrance upon any of the Target Stock or result in the acceleration of any indebtedness or other obligation of Target;

               (iv) Result in the creation of any lien, charge or encumbrance upon any asset of Target, other than liens, charges or encumbrances that do not in the aggregate materially detract from the value of, or materially interfere with, such assets; or

               (v) Require any consent or approval of any other person or entity, except for the required consents set forth on Schedule 4(c).
                                                                         ----

          (d)  CAPITALIZATION.  The entire authorized capital stock of Target is
               --------------
     as appears on Schedule 4(d) hereto.  No equity securities of Target, other
                            ----
     than the Target Stock, are issued and outstanding. All of the Target Stock has been duly authorized and validly issued, and is fully paid and nonassessable, and is held of record by Hilliard. The Target Stock is not issued in violation of any preemptive rights. Hilliard is the lawful owner of the Target Stock, free and clear of any liens other than the restrictions on transfer imposed by federal and state securities laws. Hilliard has full legal right, power and authority to sell the Target Stock in accordance with the terms and subject to the conditions of this Agreement. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Target. Target does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

          (e)  TAX MATTERS.
               -----------

               (i)  Except as set forth on Schedule 4(e), Target has filed all
                                                    ----
          Tax Returns that it was required to file through the date hereof. All such Tax Returns were correct and complete in all respects. Except as set forth on Schedule 4(e), all Taxes owed by Target (whether or not
                                ----
          shown on any Tax Return) have been paid.  Except as set forth on
          Schedule 4(e), Target is not currently the beneficiary of any
                   ----
          extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Target or the

          Target Stock that arose in connection with any failure (or alleged failure) by Target to pay any Tax.

               (ii) Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) No director or officer (or employee responsible for tax matters) of Target has received oral or written notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Target either (A) except as set forth on Schedule 4(e) claimed or raised by any authority in writing or
                      ----
          orally or (B) as to which Hilliard or any of the other directors and officers (and employees responsible for tax matters) of Target has knowledge based upon personal contact with any agent of such authority. Schedule 4(e) lists all federal, state, local, and foreign
                               ----
          income Tax Returns filed with respect to Target for all taxable periods, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. Target has delivered to the Buyer correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Target.

               (iv) Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) All of the consideration received by Target in connection with the Transferred Assets Transactions was received and retained by Target. The Transferred Assets Transactions did not and will not give rise to any liability for Taxes applicable to Target, except any such liability as will be fully covered by net operating loss carryforwards available to Target.  Schedule 4(e)(v) sets forth a description of the
                                         -------
          Transferred Assets Transactions, and a list of all of the agreements and documents related thereto, true and correct copies of which have been provided to Buyer.

               (vi) Target has no liability for the Taxes of any person other than Target under Treas. Reg. Sec. 1.1502-6 or any similar provision of state or local law, as transferee or successor, by contract or otherwise, and Target is not a party to any tax allocation or tax sharing agreement with respect to any affiliated group of corporations to which it is or has been a member.

          (f)  GENERAL BUSINESS REPRESENTATIONS.
               --------------------------------

               (i) Target has provided to Buyer true and complete copies of the audited and unaudited financial statements of Target, and of any predecessor of Target (the "Financial Statements"), which taken as a whole present fairly the financial condition and results of operation and cash flows as of the dates and for the periods set forth therein, in each case in accordance with generally accepted accounting principles, applied in a consistent manner throughout the periods;

               (ii) Target has, except as disclosed on Schedules 4(f)(ii) and
                                                                 --------
          4(f)(iii) hereto, only the liabilities disclosed on its Financial
          ---------
          Statements and has no other material liabilities, actual or contingent, of any kind or nature whatsoever including any liabilities to Hilliard;

               (iii) Schedule 4(f)(iii) sets forth Target's indebtedness of
                              ---------
          any kind, other than trade payables and other accrued liabilities not exceeding in the aggregate seven hundred eighty-eight thousand two hundred fifty-three dollars and sixty-six cents ($788,253.66), and including the indebtedness to the lenders (the "Lenders") listed on such Schedule (the "Indebtedness").

               (iv) Except as disclosed on Schedule 4(f)(iv),Target does not
                                                    --------
          engage in any other business than the Wireless Cable Service; and

               (v)  Except as disclosed on Schedule 4(f)(v), since December 31,
                                                    -------
          1995 there has been no Material Adverse Effect on Target, and Target has not declared or paid any dividends or distributions or repurchased any of the Target Stock.

          (g)  FCC LICENSES.   The FCC has granted the Licenses listed on
               ------------
     Schedule 4(g) for construction and/or operation of transmission facilities
              ----
     utilizing the Channels.  Except as set forth on Schedule 4(g), each of the
                                                              ----
     Licenses described therein is in full force and effect, and the Licenses include all of the licenses, permits and authorizations from the FCC associated with operation of the Wireless Cable Service as currently conducted. No other license, permit or authorization is required from any other governmental or regulatory agency or body for the operation of the Wireless Cable Service as currently conducted. Except as set forth on
     Schedule 4(g), there are no existing proceedings (other than proceedings of
              ----
     general applicability), complaints or investigations pending or, to the knowledge of Target and Hilliard, threatened before or by the FCC or any other local, state or federal governmental authority relating to any of the Licenses that, if adversely determined, would have a Material Adverse Effect on the Channels or their associated transmission facilities or the Wireless Cable Service.
     Except as set forth on Schedule 4(g), all applications, reports and other
                                     ----
     disclosures required by the FCC or with respect to each of the Channels licensed to Hilliard have been duly and timely filed. Except as set forth on Schedule 4(g), to the best of Target's and Hilliard's knowledge, all
                 ----
     applications, reports and other disclosures required by the FCC or with respect to the Leased Channels have been duly and timely filed since Target acquired the Wireless Cable Service (except for those the non-filing or late filing of which could not reasonably have a Material Adverse Effect).

     Target was a duly qualified bidder in the MDS Auction, and was the winning bidder for the BTAs identified on Schedule 4(g). Prior to the commencement
                                                ----
     of the MDS Auction, Target timely filed all requisite certifications and disclosures to fully qualify it to be an eligible bidder in the MDS Auction and to be awarded a BTA Authorization for each BTA identified on Schedule 4(g). Both before, during and after the MDS Auction, Target was in full
     ----
     compliance with the FCC's anti-collusion rules applicable to bidders in the MDS Auction. Following the close of the Auction, Target timely submitted all requisite down payments and submitted one (1) or more Long Form Applications or a Statement of Intention, as that term is defined by the FCC, for each BTA Authorization for each BTA identified on Schedule 4(g).
                                                                         ----
     On or before the due dates established by the FCC for each BTA identified on Schedule 4(g), and subject to the FCC grant of its Long
                 ----

     Form Applications and the provisions of this Agreement, Target has submitted or will submit the balance of the payments required for each such BTA to enable Target to be issued a BTA Authorization for each BTA identified on Schedule 4(g). Except as set forth on Schedule 4(g), Target
                            ----                                   ----
     knows of no reason why it will be deemed unable to assign to Buyer each BTA Authorization identified on Schedule 4(g) upon the filing with the FCC of
                                          ----
     all necessary and appropriate applications for consent to assign such BTA Authorizations to Buyer.

     To the extent of Target's knowledge, except as disclosed in Schedule 4(g),
                                                                          ----
     no conditions exist that would cause, or might cause, the FCC to decline to issue such authorizations as may be necessary or desirable to keep the Licenses in full force and effect or to issue the BTA Authorizations identified on Schedule 4(g), without material adverse alteration or
                            -----
     modification, other than a material adverse alteration or modification resulting from changes in the FCC's rules or policies of general applicability or from the FCC grant of applications disclosed in Schedule 4(g). Target is not aware of any pending rulemaking or other proceeding
     ----
     (other than proceedings of general applicability), except as listed in
     Schedule 4(g), which might have an adverse affect on the terms and
              ----
     conditions of any such License.

          (h)  CHANNEL LEASES.  Target has entered into Channel Leases providing
               --------------
     for lease of channel capacity on the Channels, a list of which is set forth on Schedule 4(h) attached hereto (the "Leased Channels"). Except as set
                 ----
     forth on Schedule 4(h), the Channel Leases constitute valid and binding
                       ----
     obligations of Target and, to the best of Target's knowledge, of each of the other respective parties thereto, and are in unconditional full force and effect as of the date hereof. Except as set forth on Schedule 4(h),
                                                                        ----
     each of the Channel Leases have remaining terms which exceed five (5) years from the date of this Agreement. To the best of Target's knowledge, neither Target nor any other party to the aforementioned Channel Leases is in material default under, or material breach or violation of, any such Channel Lease, and Target has not received nor has Target given notice of any such material default, breach or violation under any such Channel Lease from or to any of the other parties thereto and does not have oral or written notice that any such notice will be received during the term of any such Channel Lease. There are no existing proceedings, complaints or investigations pending or, to the best of Target's knowledge, threatened before or by the FCC that would have a Material Adverse Effect on any of the Channel Leases (other than proceedings of general applicability). Except as set forth on Schedule 4(h), to Target's knowledge there are no
                                     ----
     material violations of the Communications Act of 1934, as amended, or of the rules, regulations and/or published policies of the FCC that would have a Material Adverse Effect on the Target, the Surviving Corporation or any of the Channel Leases. Notwithstanding the foregoing, Target and Hilliard make no representation as to whether the activity conducted pursuant to the Channel Leases leaves the lessor/licensee with that degree of control necessary to comply with FCC rules, regulations and published policies.

          (i)  CONTRACTS.  Set forth on Schedule 4(i) attached hereto is a list
               ---------                         ----
     of all agreements (excluding the Channel Leases, the Facilities and Programming Agreements) material to the operation of the Wireless Cable Service, including transmission tower leases, and any other material agreement to which Target is a party (collectively, along with the Facilities and Programming Agreements, the "Contracts"). For purposes of this Section 4(i), "material" shall mean any transmission tower lease and
                  ----
     any other agreement that cannot be fully performed or terminated without penalty within one (1) year from the Closing Date or individual agreements involving an aggregate amount in excess of $25,000.

               (i) To Target's knowledge, each of the Contracts is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii) Target has, and, to the best of Target's knowledge, each other party to each of the Contracts has, complied with all material commitments and obligations on its part to be performed or observed under each Contract.

               (iii) To Target's knowledge, no party to any of the Contracts is in material default under, or material breach or violation of, any of the Contracts, and Target has not received nor has Target given notice of any such default, breach or violation under any of the Contracts from or to any of the other parties thereto and neither Target nor Hilliard have oral or written notice that any such notice will be received during the term of the Contracts.

               (iv) There is no security interest, lien, encumbrance or claim of others created or suffered to exist on the leasehold interest created under any Contract.

               (v) None of the Contracts will be adversely affected by the execution of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

               (vi) Except as disclosed on Schedule 4(i), Target shall have
                                                    ----
          performed and discharged all material obligations due or accrued under each Contract prior to or attributable to all periods predating the Closing.

          (j)  EQUIPMENT.  Except as otherwise disclosed on Schedule 4(j),
               ---------                                             ----
     Target has good and marketable title to, or a valid leasehold interest in, all properties, assets and equipment utilized in or relating to the Wireless Cable Service. Except for those held by the Lenders, which are disclosed on Schedule 4(j) and shall be released at the Closing, there are
                           ----
     no security interests, liens, encumbrances or claims of others created or existing on the properties, assets or equipment utilized in or relating to the Wireless Cable Service. Except or otherwise provided in this Section 4(j), such equipment shall be conveyed hereunder on "AS-IS" basis.
     ----

          (k)  LITIGATION.  Except as otherwise disclosed on Schedule 4(k),
               ----------                                             ----
     there is no suit (at law or in equity), action, or legal, administrative, arbitration or other proceeding or governmental investigation pending, or to the knowledge of Hilliard and Target threatened, or any judgment or outstanding order, injunction, decree, stipulation or award (whether rendered by a court or administrative agency, or by arbitration), which (i) questions the validity of the capital stock of Target, this Agreement or the Merger or any action taken or to be taken by Hilliard or Target in connection with this Agreement or the Merger or (ii) would, individually or in the aggregate, have a Material Adverse Effect on the Target, the Surviving Corporation's business, the Channel Leases or Licenses, the operation of the Channels and transmission facilities relating thereto and/or the Wireless Cable Service.

          (l)  FCC COMPLIANCE.  Except as disclosed on Schedules 4(g) and 4(h),
               --------------                                    -------------
     the commercial ITFS Channels for which Hilliard is the licensee or permittee have, since being acquired by Hilliard, been operated in all material respects in accordance with the terms and conditions of their respective FCC licenses and other authorizations, the Communications Act of 1934, as amended, and the rules, regulations and published policies of the FCC applicable to those facilities. Except as disclosed on Schedule 4(g),
                                                                          ----
     to the best of Target's and Hilliard's knowledge, since the Wireless Cable Service was acquired by Target, the Licenses have been and are in material compliance with their respective FCC authorizations, the Communications Act of 1934, as amended, the rules, regulations and published policies of the FCC applicable to those facilities and the terms of the Channel Leases.

          (m)  COMPLIANCE WITH LAW.  Except as disclosed on Schedules 4(g) and
               -------------------                                    ----
     4(h), the Licenses, Channel Leases and Contracts conform in all material
     ----
     respects to all applicable laws, ordinances, licenses, codes, licensing requirements, rules and regulations, and Target has not received any notice to the contrary. Target has complied in all material respects with all laws, ordinances, regulations, licensing requirements, rules, decrees, awards or orders relating to its operation of the Wireless Cable Service (as currently provided), and there is not and, to Target's knowledge, there will not be any liability arising from or relating to any material violation thereof. No notice from any governmental body or other person of any violation of any law, ordinance, code, rule or regulation or requiring or calling attention to the necessity of any work, repairs, new construction, installation or alteration has been served.

          (n)  ACCURACY OF INFORMATION.  No written statement made by Target
               -----------------------
     or, where specifically indicated, Hilliard herein, including in any schedule or exhibit attached hereto, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein not misleading. There is no fact known to Target or, where specifically indicated, Hilliard that relates to any information contained herein, including in any schedule or exhibit hereto, (other than information concerning the wireless cable industry generally) that Target or Hilliard has withheld from Buyer that has a Material Adverse Effect on, or, so far as Target or Hilliard can reasonably foresee, will have a Material Adverse Effect on, the Target, the Surviving Corporation or the Wireless Cable Service.

          (o)  TECHNICAL FACILITIES.  Each of the Licenses issued, or to be
               --------------------
     issued, by the FCC for the transmission facilities relating to the Channels authorizes, or will authorize, such transmission facilities to transmit with a transmitter power output of at least ten (10) watts. Except as disclosed on Schedule 4(o), Target or, in the case of the Leased Channels,
                           -----
     the underlying licensee or permittee, has applied for and/or obtained a determination of no hazard from the Federal Aviation Administration ("FAA") for each transmitter site, where such authorization and determination are required under the rules and regulations of the FCC or the FAA. To the best of Target's knowledge, said transmitter sites are and have been properly lighted and painted in accordance with the terms of their Licenses and the FAA and FCC rules and regulations.

          (p)  HILLIARD'S CONTROL.  Hilliard has voting control of Target and
               ------------------
     owns all of the issued and outstanding capital stock of Target.

          (q)   SUBSCRIBERS.  Target serves a total of thirty-six hundred
                -----------
     (3,600) Subscribers in the Markets.

          (r)  PATENTS, TRADEMARKS, ETC.  Other than the Licenses, Target does
               ------------------------
     not own or hold any patents, patent applications, trademarks, service marks, trade names, or copyrights, or licenses or any rights therein.

          (s)  INTELLECTUAL PROPERTY.  Target owns and has the unrestricted
               ---------------------
     right to use all trade secrets, know-how, technology (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information, not including any patents, patent applications, trademarks, service marks, trade names, copyrights and licenses (collectively, "Intellectual Property") material to the Wireless Cable Service, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, defect, restriction, equity or lien of any kind whatsoever of others. Target has taken reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property. Neither Target nor Hilliard has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

          (t)  COPYRIGHT ACT.  Except as disclosed on Schedule 4(t), Target has
               -------------                                   ----
     submitted all requisite notices (if any are required) under the Copyright Act of 1976, as amended (the "Copyright Act"), for the carriage of all broadcast stations as currently carried by the Wireless Cable Service. Except as disclosed on Schedule 4(t), Target has filed in a timely manner
                                     ----
     with the Copyright Office all required documents, instruments and statements of account, and has remitted payments of all required royalty fees with respect to the compulsory licenses provided for in Section 111 of the Copyright Act for the carriage of broadcast signals in connection with the Wireless Cable Service. Target is not liable for copyright infringement under the Copyright Act as a result of its business operations. Except as disclosed on Schedule 4(t), there have been no
                                                  ----
     unresolved inquiries received from the Copyright Office, or any other party, which questioned such statements of account or any copyright royalty payments made by Target with respect to the Wireless Cable Service, and no claim, action or demand for copyright infringement or for non-payment of royalties is pending or, to Target's knowledge, threatened against Target with respect to the Wireless Cable Service.

          (u)  ENVIRONMENTAL MATTERS.  Except as disclosed on Schedule 4(u):
               ---------------------                                   ----

               (i) Target and, to the best of Target's knowledge, any predecessor thereof, are conducting and have conducted their respective businesses and operations in compliance with all applicable Environmental Laws.

               (ii) Neither Target nor, to the best of Target's knowledge, any predecessor thereof, has managed or released any Hazardous Substances at, on, in, to or from any property or business now or previously owned, operated, leased, controlled, used, occupied or conducted by Target or any predecessor thereof in violation of any applicable Environmental Law or in any manner which could give rise to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act of 1976, as amended, or any similar state or local law.

               (iii) Schedule 4(u) lists all environmental permits,
                              ----
          certificates, licenses, approvals, registrations and authorizations required under Environmental Laws for operation of the businesses of Target ("Environmental Permits"), and all such Environmental Permits are in full force and effect, and Target is in full compliance with the terms thereof.

               (iv) No PCBs or ACMs are or have been present at any property or business now or previously owned, operated, leased, controlled, used, occupied or conducted by Target or, to the best of Target's knowledge, any predecessor thereof, nor are there any underground storage tanks, active or abandoned, at the property now or previously owned, operated, leased, controlled, used, occupied or conducted by Target or, to the best of Target's and Hilliard's knowledge, any predecessor thereof; provided, however, that this representation shall be limited by Target's knowledge in respect of any property leased by Target.

               (v) No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged violation or other liability by Target or, to the best of Target's knowledge, any predecessor thereof, of or under any Environmental Law. Neither Target nor Hilliard know of any facts or circumstances related to environmental matters concerning their properties or businesses now or previously owned, operated, leased, controlled, used, occupied or conducted by Target or any predecessor thereof that could lead to any future environmental claims, liabilities or responsibilities against the Buyer or the Surviving Corporation or against Target or any predecessor thereof.

          (v)  PROGRAMMING AGREEMENTS.  Schedule 4(v) sets forth a true and
               ----------------------            ----
     complete list of all agreements for programming to which Target is a party, and for each programming agreement (i) the name of the programmer and (ii) the programming service.

          (w)  FACILITIES.  Target does not own, lease, operate, use or have any
               ----------
     interest in any real property (including, without limitation, any buildings, fixtures or other improvements thereon) other than the facilities set forth on Schedule 4(w) (the "Facilities"). All of the
                                      ----
     Facilities are leased by Target.  Schedule 4(w) sets forth a complete list
                                                ----
     of all the Facilities, and for each Facility (i) the names of the owner, the lessor and the lessee, (ii) the address, (iii) the lease payments, (iv) the term and any rights for early termination or extensions of the term of any party thereto, and (v) the location and description of, or sites for the erection of, all transmission towers, TVROs, head-ends and any other facility for the reception or broadcast of programming. Each lease for a Facility is in full force and effect and has not been assigned, modified, supplemented or amended except as set forth on Schedule 4(w), and neither
                                                             ----
     the lessor nor the lessee is in default under any of such leases, and no circumstances or state of facts exist which, with the giving of notice or passage of time, or both, would permit the lessor under any such lease to terminate the lease.

          (x)  INVESTMENT MATTERS.
               ------------------

               (i) Hilliard has such knowledge and experience in financial and business matters that he is capable of evaluating and has evaluated and understands the merits and risks of his acquisition of the CS Shares, including the risk of losing his entire investment in the CS Shares. Hilliard can afford such a loss. Hilliard understands that the CS Shares have not been registered under the Securities Act by reason of a specific exemption thereunder which depends among other things on his investment intent and the representations made in this Agreement. Hilliard is receiving the CS Shares for his own account for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or otherwise transferring the CS Shares. Hilliard agrees that the CS Shares may not be sold, transferred, offered for sale, pledged (in connection with a loan transaction or otherwise), hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to Buyer, that an exemption from such registration is available under the Securities Act, and state securities or blue sky laws to the extent applicable. Hilliard acknowledges and confirms that Buyer has made available to Hilliard the Offering Memorandum dated February 16, 1996 related to the offering of $400,000,000 in Senior Discount Notes and 110,000 shares of Buyer's common stock (the "Offering Memorandum") as well as the SEC Filings. Hilliard confirms that Buyer has made available to Hilliard the opportunity to ask questions of the officers and management employees of Buyer and to acquire additional information about Buyer's business, including, but not limited to, such Offering Memorandum and SEC Filings and its financial condition (to the extent Buyer and its officers and management employees possessed such information or could acquire it without unreasonable effort or expense), necessary to verify the accuracy of any information furnished to him or to which he had access and all such questions have been answered to his complete satisfaction and he does not need or require any additional information concerning Buyer, the such Offering Memorandum and SEC Filings or the CS Shares, and Hilliard confirms that he has been given full opportunity to ask questions of the senior management of Buyer about the foregoing transactions, the financial impact thereof on Buyer and Buyer's business plans.

               (ii) Hilliard hereby consents to the placement of the following legend on each certificate representing the CS Shares delivered to Hilliard hereunder:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR
               (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS IS AVAILABLE."

               (iii) Hilliard is an "Accredited Investor" as defined in Rule 501 under the Securities Act.

               (iv) Hilliard has received no oral representations or warranties on which he is relying in connection with his acquisition of CS Shares and is in no way relying on any general solicitation or general advertising in connection with his acquisition of the CS Shares.

               (v) Hilliard understands that no federal or state agency has made any determination as to the fairness of the offering of CS Shares for investment or any recommendation or endorsement of the CS Shares.

               (vi) Hilliard hereby represents that he has no current plan or intention to sell, exchange, or otherwise dispose of, reduce the risk of loss by short sale or otherwise, enter into any contract or arrangement with respect to, or consent to the sale, exchange or disposition of any interest in any share of the CS Shares received by him in the Merger.

          (y)  RETRANSMISSION CONSENTS.  Schedule 4(y) sets forth a true and
               -----------------------            ----
     complete list of all retransmission consents to which Target is a party, and for each retransmission consent (i) the name of the party permitting retransmission of its signal and (ii) the expiration date of any applicable agreement.

     5.   EMPLOYEE BENEFITS/EMPLOYMENT MATTERS.
          ------------------------------------

          (a)  Schedule 5(a) lists (i) all "employee benefit plans" as defined
                        ----
     in Section 3(3) of ERISA (as hereinafter defined) and all such other compensation and benefit plans, contracts, policies, programs, agreements, commitments and other arrangements sponsored, maintained, contributed to or with respect to which there is or was an obligation to contribute by Target or to which its employees are subject including, without limitation, all pension, profit sharing, savings and thrift, bonus, equity compensation, phantom stock, incentive or deferred compensation, severance pay or benefit, vacation, sick pay, sick leave, disability, post-retirement benefits, seniority, fringe benefit, and medical and life insurance plans or arrangements (including self-insured arrangements) in which any current or former employees of Target (collectively, "Target Employees") participate (collectively, "Target Employee Benefit Plans") and (ii) all "employee pension benefit plans" as defined in Section 3(2) of ERISA sponsored, maintained, contributed to or with respect to which there is or was an obligation to contribute to by Target or any trade or business (whether or not incorporated) which is under common control with or which is treated as a single employer with Target under Section 414(b), (c), (m) or (o) of the Code (such trades or businesses hereinafter referred as "ERISA Affiliates") ("Pension Plans").

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from Target or Buyer under any Target Employee Benefit Plan or Pension Plan, (ii) materially increase any benefits otherwise payable under any Target Employee Benefit Plan or Pension Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

          (c) No Target Employee Benefit Plan or Pension Plan is or during the preceding six (6) years has been subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Part 3 of Title I of ERISA or Section 412 of the Code or is intended to be qualified under Section 401(a) of the Code.

          (d) Each Target Employee Benefit Plan and Pension Plan has been maintained in substantial compliance with applicable laws, with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Target Employee Benefit Plans and Pension Plans.

          (e)  Schedule 5(e) lists all current employees of Target.  True,
                        ----
     correct and complete copies of the following documents, with respect to each of the Target Employee Benefit Plans and Pension Plans have been made available or delivered to Buyer by Target: (A) any plans and related trust documents, and amendments thereto, (B) summary plan descriptions, (C) material written communications to employees relating to the Target Employee Benefit Plans and Pension Plans and (D) written descriptions of all non-written agreements relating to the Target Employee Benefit Plans and Pension Plans. Other than as set forth on Schedule 5(a), there are no
                                                             ----
     Target Employee Benefit Plans or Pension Plans for which IRS Form 5500, actuarial validations or financial statements are required, and there are no Target Employee Benefit Plans or Pension Plans for which an Internal Revenue Service determination letter can be received.

          (f) Target does not maintain retiree life or retiree health insurance plans which are Target Employee Benefit Plans and which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the sole expense of the participant or the participant's beneficiary. Each Target and any ERISA Affiliate which maintains a "benefit plan" within the meaning Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA and the regulations thereunder.

          (g) Neither Target or any ERISA Affiliate has any contract, plan, or commitment, whether legally binding or not, to create any additional Target Employee Benefit Plan or Pension Plan or to modify any existing Target Employee Benefit Plan or Pension Plan.

          (h) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Target Employee Benefit Plans or Pension Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Target Employee Benefit Plans or Pension Plans with respect to the operation of such plans (other than routine benefit claims), nor does Hilliard or Target have knowledge of facts which could form the basis for any such claim or lawsuit.

     6.   REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer hereby makes the
          ---------------------------------------
following representations and warranties to Hilliard, which are correct and complete as of the date hereof and shall continue to be correct and complete on the Closing Date:

          (a)  DUE ORGANIZATION.  Buyer is a corporation duly organized, validly
               ----------------
     existing and in good standing under the laws of the State of Delaware and is duly licensed and qualified to do business as a foreign corporation in each jurisdiction where the nature of property owned or leased by it or the conduct of its business requires such qualification, and it has the full corporate power and authority to enter into and perform this Agreement in accordance with its terms.

          (b)  AUTHORIZATION OF AGREEMENT.  The execution, delivery and
               --------------------------
     performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

          (c)  NON-CONTRAVENTION.  Neither the execution, delivery and
               -----------------
     performance of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will:

               (i) Violate any provision of Buyer's certificate of incorporation or bylaws, or conflict with, or result in the breach or termination of, or constitute a default under, any lease, agreement, contract, commitment or other instrument, or any order, judgment or decree, by which Buyer is bound, or is a party;

               (ii) Subject to subsection (iv) below, constitute a violation by
                                          ----
          Buyer of any law or regulation applicable to it;

               (iii) Result in the creation of any lien, charge or encumbrance upon any of the CS Shares or on any asset of Buyer or result in the acceleration of any indebtedness or other obligation of Buyer, other than liens, charges or encumbrances that do not in the aggregate materially detract from the value of, or materially interfere with, such interests; or

               (iv) Require any consent or approval of any other person or entity, except for the required consents set forth on Schedule 6(c).
                                                                         ----

          (d)  CAPITALIZATION.  The entire authorized capital stock of Buyer and
               --------------
     the record owners thereof as of the date hereof are as appears on Schedule 6(d) hereto. All of the issued and outstanding CS Shares have been duly
     ----
     authorized, and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 6(d), as of the date hereof there are no
                                     ----
     outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in the disclosure documents described in Section 4(x), there are no voting trusts,
                                               ----
     proxies, or other agreements or understandings with respect to the CS Shares or the voting capital stock of Buyer, and Buyer does not own, directly or indirectly, any shares of stock or other equity or long-term debt securities of any corporation or have an equity interest in any firm, partnership, joint venture, association or any entity.

          (e)  GENERAL BUSINESS REPRESENTATIONS.  Except as disclosed on
               --------------------------------
     Schedule 6(e) hereto:
              ----

               (i) Buyer will, upon Hilliard's request, provide to Hilliard Buyer's Form S-1, filed with Commission on April 5, 1996 and Amendment No. 1 to Buyer's Form S-1, filed with the Commission on July 8, 1996 (the "SEC Filings"), and the information contained in the SEC Filings as of the date of such filing did not contain any untrue statement of material fact nor omit a fact necessary to make the statements contained therein not misleading.

               (ii) The audited and unaudited financial statements of Buyer incorporated into the SEC Filings, taken as a whole, present fairly in all material respects the financial condition and results of operation and cash flows as of the dates and for the periods set forth therein, in each case in accordance with generally accepted accounting principles, applied in a consistent manner throughout the periods subject, in the case of unaudited financial statements, to normal and non-material year-end audit adjustments.

               (iii) Except as disclosed in the SEC Filings, since the dates thereof there has been no Material Adverse Effect on Buyer, and Buyer has not declared or paid any dividends or distributions or repurchased any of Buyer's capital stock.

          (f)  LITIGATION.  Except as set forth on Schedule 6(f), there is no
               ----------                                   ----
     suit (at law or in equity), action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the knowledge of Buyer, threatened, or any judgment or outstanding order, injunction, decree, stipulation or award (whether rendered by a court or administrative agency, or by arbitration), which would, individually or in the aggregate, have a Material Adverse Effect on the Buyer, or which questions the validity of Buyer's capital stock, this Agreement, the Merger or any action taken or to be taken by Buyer in connection with this Agreement or the Merger.

          (g)  ACCURACY OF INFORMATION.  No written statement made by Buyer
               -----------------------
     herein, including in any schedule or exhibit attached hereto, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein not misleading. There is no fact known to Buyer that relates to any information contained herein, including in any schedule or exhibit hereto or in the SEC Filings, (other than information concerning the wireless cable industry generally) that Buyer has withheld from Target or Hilliard, that has a Material Adverse Effect on, or, so far as Buyer can reasonably foresee, will have a Material Adverse Effect on Buyer or the Wireless Cable Service.

          (h)  INVESTMENT MATTERS.
               ------------------

               (i) Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating and has evaluated and understands the merits and risks of its acquisition of the Target Stock, including the risk of losing its entire investment in the Target Stock. Buyer can afford such a loss. Buyer understands that the Target Stock has not been registered under the Securities Act by reason of a specific exemption thereunder which depends among other things on its investment intent and the representations made in this Agreement. Buyer is receiving the Target Stock for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing the Target Stock. Buyer agrees that the Target Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and state securities or blue sky laws to the extent applicable. Buyer confirms that Target and Hilliard have made available to Buyer the opportunity to ask questions of the officers and management employees of Target and Hilliard and to acquire additional information about Target's business and its financial condition (to the extent Target and Hilliard and their respective officers and management employees possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access, and all such questions have been answered to its complete satisfaction, and it does not need or require any additional information concerning Target or the Target Stock.

               (ii) Buyer is an "Accredited Investor" as defined in Rule 501 under the Securities Act.

               (iii) Buyer has received no oral representations or warranties on which it is relying in connection with its acquisition of the Target Stock and is in no way relying on any general solicitation or general advertising in connection with its acquisition of the Target Stock.

               (iv) Buyer understands that no federal or state agency has made any determination as to the fairness of the offering of the Target Stock for investment or any recommendation or endorsement of the Target Stock.

          (i)  CS SHARES.  The CS Shares when issued will be validly issued,
               ---------
     fully paid and non-assessable and issued in compliance with all applicable state corporate laws, and state and federal securities laws.

          (j)  MERGER SUB REPRESENTATIONS AND WARRANTIES.  Buyer agrees to cause
               -----------------------------------------
     the Merger Sub to make the representations and warranties set forth in Sections 6(a) - 6(i) (to the extent they are applicable to the Merger Sub),
              -----------
     which representations and warranties shall be as of the date the Merger Sub is formed, which date shall be no later than the Closing Date.

          (k)  BTA AUTHORIZATIONS.  Except as set forth on Schedule 6(k), Buyer
               ------------------                                   ----
     knows of no reason why it will be deemed unable to have assigned to it each BTA Authorization identified on Schedule 4(g) upon the filing with the FCC
                                              ----
     of all necessary and appropriate applications for consent to assign such BTA Authorizations to Buyer.

     7.   CERTAIN COVENANTS.
          -----------------

          (a)  OPERATION OF TARGET PRIOR TO THE CLOSING DATE.  Except for the
               ---------------------------------------------
     transactions related to the Transferred Assets Transactions, from the date hereof through the Closing Date:

               (i) Target shall not engage in any practice, take any action or enter into any transaction other than in the customary and ordinary course of business, without the consent of Buyer.

               (ii) Target shall keep its business, properties and business relationships substantially intact.

               (iii) Target shall use its best efforts to preserve, protect and maintain its rights and interests in the Licenses, Channels Leases and Contracts, including but not limited to filing or having licensees file with the FCC any and all reports, applications or other documents necessary to preserve the Licenses in full force and effect. Buyer shall not, prior to Closing, directly or indirectly control, supervise, or direct or attempt to control, supervise or direct the operation of any Channels, which shall comply in all material respects with the rules, regulations and published policies of the FCC and the Communications Act of 1934, as amended.

               (iv) Target shall not enter into, amend or terminate, or agree to enter into, amend, or terminate any License, Channel Lease or Contract, without the consent of Buyer, except as required to comply with the rules, regulations and published policies of the FCC or facilitate the transactions contemplated hereby, in which case Target shall promptly notify Buyer of such action.

                (v) Neither Target nor Hilliard shall negotiate, solicit, entertain or enter into any agreements, arrangements or understandings with any other person or entity that would have as a purpose, intent or effect, the circumvention of the terms of this Agreement or the transactions contemplated hereby.

               (vi) Neither Target nor Hilliard shall take any action that, or omit from taking any action the omission of which, would adversely affect the value of the Target Stock.

               (vii) Target shall not declare or pay any dividends or repurchase any of the Target Stock or make any other distributions consisting of cash or marketable securities or any combination thereof, or issue, sell or agree to sell any shares of its capital stock, or any securities convertible into, or options with respect to, or warrants to purchase, or rights to subscribe for, any shares of its capital stock.

               (viii) Target shall not sell, lease, transfer or otherwise dispose of any of its assets, except as provided for in, or contemplated by, this Agreement.

               (ix) Target shall not increase in any manner the base compensation of, or enter into any new employment, deferred compensation, bonus or incentive agreement or arrangement with, any of its directors, officers or employees, pay bonuses to any such director, officer or employee, or pay any salaries except in the ordinary course of business of Target.

                (x) Hilliard shall not transfer the Target Stock.

               (xi) Target shall not incur any debt other than trade obligations incurred in the normal course of business.

               (xii) Target shall not create, adopt, maintain or contribute to any new, or amend any existing, Target Employee Benefit Plan or Pension Plan, except as required by law.

               (xiii) Target and Hilliard shall notify Buyer promptly in the event of a breach or violation of or default under any Channel Lease or Contract.

          (b)  CONSENTS.  Except as otherwise provided herein, the parties
               --------
     hereto shall fully cooperate and use their best efforts to obtain all consents, governmental authorizations and approvals and shall make such filings as may be necessary by virtue of the transactions contemplated by this Agreement on or before the Closing Date, so as to ensure that the Surviving Corporation will continue to enjoy all of the rights and privileges currently enjoyed by Target under each of the Channel Leases and Contracts, which consents are listed on Schedule 4(c). Upon request of
                                                      ----
     Target, Buyer shall provide reasonable assistance to Target (without incurring any costs relating to such assistance other than Buyer's out-of-pocket costs related to such assistance) in obtaining from each of the other respective parties to each of such Channel Leases and Contracts estoppel certificates certifying that Target is not in material breach or violation of or in material default under any of such Channel Leases or Contracts and that it would not be by virtue of the transactions contemplated hereby.

          (c)  GRANT, RENEWAL OR EXTENSION OF FCC AUTHORIZATIONS.  Consistent
               -------------------------------------------------
     with Schedule 4(g), Target and Hilliard shall:
                   ----

               (i) Timely file all applications, reports and other submissions in such form and with such information as may be required by the FCC, including but not limited to renewal applications, applications for extensions of time to complete construction and annual reports, to assure that all commercial ITFS Channels licensed or authorized to Hilliard remain in full force and effect without material alteration or modification, except to the extent that such alteration or modification results from changes in the FCC's rules or policies of general applicability. Subject to Section 9, Target shall also make
                                                     -
          all requisite down-payments, installments and/or full payments, as appropriate, and take all other actions which are reasonably necessary and appropriate to be awarded the BTA Authorizations listed on
          Schedule 4(g).  Upon the execution of this Agreement, Target and
                   ----
          Hilliard shall file, at the request of and as an accommodation to Buyer (and at Buyer's sole expense), such applications for modification of their outstanding licenses, permits or applications as are reasonably necessary to implement the purposes contemplated hereunder. Target and Hilliard and, to the extent reasonable and appropriate, the Buyer, shall utilize best efforts to diligently and properly prosecute in good faith all applications, reports and submissions submitted in accordance with this Section 7(c).
                                                                ----

               (ii) Use their best efforts to assure that the licensees or permittees of the Leased Channels timely file all applications, reports and other submissions in such form and with such information as may be required by the FCC, including but not limited to renewal applications, applications for extensions of time to complete construction and reports, to assure that the Licenses for all the Leased Channels remain in full force and effect without material adverse alterations or modification, except to the extent that such material adverse alteration or modification results from changes in the FCC's rules or policies of general applicability or from the FCC grant of applications disclosed in

          Schedule 4(g).  Upon the execution of this Agreement, Target shall use
                   ----
          its best efforts to have the licensees of the Leased Channels file, at the request of and as an accommodation to Buyer (and at Buyer's sole expense), such applications for modification of their outstanding licenses, permits or applications as are reasonably necessary to implement the purposes contemplated hereunder. Target and, to the extent reasonable and appropriate, the Buyer, shall use best efforts to assure that the licensees or permittees of the Leased Channels diligently prosecute in good faith all such applications, reports and submissions.

          (d)  TARGET AUDIT.  Target hereby assigns and transfers to Buyer all
               ------------
     of its right, title and interest in and to the work product of McGladrey & Pullen, Cheyenne, Wyoming with respect to the audit of the Wireless Cable Service and hereby agrees to authorize to release such work product to Buyer and to take such action and execute such documents necessary to effectuate the foregoing.

          (e)  FINANCIAL STATEMENTS.  Target shall provide Buyer with such
               --------------------
     financial statements of, and financial information about, Target as Buyer shall reasonably request and as Buyer and its independent auditor may require for inclusion in Buyer's pending registration statement with the Commission covering the exchange of Buyer's Senior Discount Notes and its common stock. Without limiting the foregoing, promptly after the execution of this Agreement, Target shall furnish Buyer with an unaudited profit and loss statement for the first quarter of 1996 and an unaudited balance sheet as of March 31, 1996.

          (f)  SATISFACTION OF CLOSING CONDITIONS.  Hilliard and Target shall
               ----------------------------------
     use their best efforts to satisfy, or cause to be satisfied, the conditions to Closing in Section 12(a).
                           -----

     8.   COVENANT OF BUYER AND MERGER SUB.
          --------------------------------

          (a)  SATISFACTION OF MERGER CONDITIONS.  Buyer and Merger Sub shall
               ---------------------------------
     use their best efforts to satisfy, or cause to be satisfied, the conditions to Closing in Section 12(b).
                           -----

          (b)  HEARTLAND WIRELESS COMMUNICATIONS, INC. PETITION.  No later than
               ------------------------------------------------
     five (5) business days after the execution of this Agreement, Buyer shall cause Heartland Wireless Communications, Inc. to withdraw its petition to deny against Target's long-form applications with the FCC related to Target's Rochester-Austin-Albert LEA, Minnesota BTA.

     9.   TRANSFER OF LICENSES AND BTA AUTHORIZATIONS.  As soon as is
          -------------------------------------------
practicable after the signing of this Agreement, Hilliard and/or Target shall file with the FCC one (1) or more applications for consent to the assignment of:
(a) the licenses for the B group channels, call sign WMX685 and the C group channels, call sign WMX672 (the "Assigned Channels"), and (b) the BTA Authorizations listed on Schedule 4(g) to USA Wireless II, Inc., a Nebraska
                                  ----
corporation wholly-owned by Hilliard having the same officers and directors as Target ("USA II"); (USA II shall be formed by Hilliard no later than five (5) days after the signing of this Agreement). On or before the Closing Date, USA II shall lease to Target, for one dollar ($1.00) per month, together with any fees or payments related to the BTA Authorizations, the Assigned Channels and the BTA Authorizations listed on Schedule 4(g) (the "Lease") and, in addition,
                                          ----
shall give Target an exclusive option to purchase the Assigned Channels and BTA Authorizations listed on Schedule 4(g) for a total purchase price of one
                                 -----
thousand dollars ($1,000) (the "Option"). Hilliard, Target and Buyer shall jointly participate in the drafting of the Lease (including the Option) prior to its execution by

Target and USA II, it being understood and agreed that the form and substance of the Lease shall be fully satisfactory to Buyer, Hilliard, Target and their respective counsel, in their reasonable discretion, prior to its execution. The Surviving Corporation shall exercise the Option no earlier than the Effective Time but not later than five (5) days after the FCC issues a Final FCC Order granting the transfer of the licenses associated with the Assigned Channels and the BTA Authorizations listed on Schedule 4(g) to USA II. Upon the exercise of
                                          ----
the Option, the Surviving Corporation shall prepare and file one (1) or more applications with the FCC for consent to the assignment and transfer of the Assigned Channels and the BTA Authorizations listed on Schedule 4(g) to the
                                                                ----
Surviving Corporation, and take all other actions necessary and appropriate to facilitate the earliest possible grant of the assignment or transfer application(s) by the FCC; Hilliard shall use his best efforts to assist the Surviving Corporation in connection with the filing and prosecution of such application(s). Buyer shall pay or cause the Surviving Corporation to pay: (x) all FCC filing fees and the Surviving Corporation's legal and engineering fees associated with such application(s), and (y) any payments associated with the assignment or transfer of BTA Authorizations listed on Schedule 4(g), including
                                                                ----
but not limited to unjust enrichment payments, required by the FCC as a result of the Surviving Corporation not qualifying as a designated entity, as that term is defined in the FCC's MDS Auction rules.

     10.  HART-SCOTT-RODINO ACT FILING.  The parties will cooperate in preparing
          ----------------------------
and filing any Notification and Report Forms and related material that they may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and will use their respective best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

     11.  Section 11 has been intentionally deleted.
                  --

     12.  CONDITIONS TO CLOSING.
          ---------------------

          (a)  BUYER'S CONDITIONS TO CLOSING.  As a condition to Buyer's
               -----------------------------
     obligations to close the Merger on the Closing Date, subject to waiver by Buyer in its sole discretion:

               (i) Target and, where applicable Hilliard, shall have delivered the following to Buyer in form and substance satisfactory to Buyer and its counsel:

                    (A) A certificate of each of Hilliard and Target signed by Hilliard individually and by the chief executive officer or the chief financial officer of Target confirming on and as of the Closing Date, that each of the representations and warranties set forth in Sections 4 and 5 hereof and to the effect of subsections
                                 -     -
               (ii), (iii), (iv) and (vi) below are true and correct in all
               --------------------------
               material respects.

                    (B) Evidence that the licensees of, or applicants for, the Leased Channels have, where required by the Channel Leases, consented to the transactions contemplated herein.

                    (C) Evidence that substantially all of the estoppel certificates, in the form attached hereto as Exhibit I, have been
                                                                    -
               executed by the licensees of, or applicants for, the Leased Channels; provided that, if Target is unable to obtain substantially all of the estoppel certificates to be delivered hereunder on or prior to the Closing Date, Target shall have the right to provide in lieu thereof, and Buyer shall accept, any of
               (i) evidence reasonably satisfactory to Buyer that all payments under the contract which is the subject of such non-delivered estoppel certificate have been made during the preceding twelve
               (12) months, (ii) copies of all correspondence, if any, received from the other party to such contract during the preceding twelve
               (12) months (none of which shall indicate any default or dispute has arisen thereunder) or (iii) evidence reasonably satisfactory to Buyer (such as an invoice or other billing statement) of the amount owed to such other party.

                    (D) Evidence that: (i) the Assigned Channels and the BTA Authorizations have been assigned to USA II; (ii) such assignment has been approved by the FCC; and (iii) the Lease (including the Option) has been entered into between Target and USA II.

                    (E) Information (both oral and written) necessary for Buyer to prepare Financial Statements in form and substance for filing with the Commission under the Securities Act and the Exchange Act and other federal securities laws.

                    (F) An opinion of counsel to Target and Hilliard addressed to Buyer in form and substance reasonably satisfactory to Buyer and its counsel.

                    (G) An opinion of FCC counsel to Target and Hilliard addressed to Buyer in form and substance reasonably satisfactory to Buyer and its counsel.

                    (H) The stock books, stock ledgers, minute books, bylaws, certificate of incorporation, seal and all original financial, accounting, personnel, engineering, licensing, marketing and other corporate records of Target, including but not limited to, invoices, checks, bank statements, vendor statements, journals, general ledgers, software and the related hardware (to the extent owned by Target) where such records are maintained and processed, agings, cash receipts, records and vouchers.

                    (I) All necessary and appropriate governmental and third party consents, approvals and clearances for consummation of the transactions contemplated herein. All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby, and such actions shall remain in full force and effect. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated. Target and Hilliard shall use their best efforts to deliver all such third party consents to Buyer by five (5) business days before the Closing Date.

                    (J) A copy of resolutions duly adopted by the board of directors of Target approving and authorizing execution and delivery of this Agreement and performance by Target of the transactions contemplated herein, with such resolutions certified by the Secretary of Target as being true and correct and in effect as of the Closing.

                    (K) A copy of resolutions duly adopted by the shareholder of Target approving and authorizing execution and delivery of this Agreement and performance by Target of the transactions contemplated herein, with such resolutions certified by the Secretary of Target as being true and correct and in effect as of the Closing.

                    (L) A copy of the Non-Competition Agreement executed by Hilliard.

                    (M)  The Escrow Agreement.

                    (N) UCC termination statements and other documentation from each of the Lenders necessary to release any and all security interests, liens, encumbrances or claims of others created or suffered to exist on the properties, assets and equipment utilized in or relating to Target's provision of Wireless Cable Service, including the Licenses, Channel Leases and Contracts and the Target Stock.

                    (O) Certificates from Target and Hilliard in the form attached hereto as Exhibit F relating to certain tax matters.
                                          -

               (ii) The representations and warranties of Hilliard and Target in this Agreement shall be correct in all material respects when made and at the time of the Closing as though made at the time of the Closing.

               (iii) Hilliard and Target shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing.

               (iv) The Target shall not have suffered a Material Adverse Effect from the date hereof through the Closing Date.

               (v) Buyer and its counsel shall have approved the form and substance of the Transferred Assets Transactions.

               (vi) The Target/Laidlaw Payable shall have been satisfied by the delivery of thirteen thousand two hundred and ninety-eight (13,298) CS Shares to Laidlaw Southwest and thirteen thousand two hundred and ninety-eight (13,298) CS Shares to Laidlaw New York provided: (a) it is understood that such CS Shares shall not be registered under the Securities Act; (b) that prior to any such delivery the Laidlaw Affiliates shall have provided to Buyer investment representations and other documents in form and substance satisfactory to Buyer and its counsel such that Buyer and its counsel are satisfied that such delivery is in accordance with the federal securities laws, including, without limitation, the Securities Act and the Exchange Act; and (c) in exchange for such delivery, Laidlaw and the Laidlaw Affiliates shall have delivered to Buyer a general release of claims against Buyer in form and substance reasonably satisfactory to Buyer and its counsel, relating to any dealings, arrangements and agreements among Laidlaw, the Laidlaw Affiliates and Buyer prior to the Closing Date.

               (vii) Buyer shall have consummated the Financing.  In
          connection with the Financing, Target and Hilliard shall have delivered such documents required by the lender(s) providing the Financing and such other documents as Buyer's counsel may reasonably request. As of the Closing Date, Target shall have no debt other than the indebtedness referred to in Section 4(f)(ii) and the Indebtedness.
                                                  --------

          (b)  TARGET AND HILLIARD'S CONDITIONS TO CLOSING.  As a condition to
               -------------------------------------------
     Target's and Hilliard's obligations to close the Merger on the Closing
     Date:

               (i) Buyer and the Merger Sub shall have executed and delivered to Hilliard in form and substance satisfactory to Hilliard's counsel:

                    (A) A certificate reaffirming, on and as of the Closing Date that each of the representations and warranties set forth in
               Section 6 hereof are true and correct in all material respects.
                       -

                    (B) An opinion of counsel to Buyer addressed to Hilliard in form and substance reasonably satisfactory to Hilliard and his counsel.

                    (C) A copy of resolutions duly adopted by the board of directors of Buyer, approving and authorizing execution and delivery of this Agreement and performance by Buyer of the transactions contemplated hereby, with such resolutions certified by the Secretary of Buyer as being true and correct and in effect as of the Closing.

                    (D) A copy of the Non-Competition Agreement executed by Hilliard.

               (ii) The representations and warranties of Buyer in this Agreement shall be correct in all material respects when made and at the time of Closing as though made at the time of the Closing.

               (iii) Buyer shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

               (iv) The Buyer shall not have suffered a Material Adverse Effect from the date hereof through the Closing Date.

               (v)  Buyer shall have consummated the Financing.

               (vi) If, on the Closing Date, Hilliard has demanded payment of the notes referred to in Sections 13(a)(i) and 13(a)(ii), Buyer shall
                                            --------     ---------
          have paid such notes in cash.

     13.  CLOSING.  Subject to the satisfaction or waiver of all the conditions
          -------
to Closing contained in Section 12, the closing of the Merger and related
                                --
transactions contemplated herein (the "Closing") shall
take place at the offices of Buyer's counsel or at such other place and such time as the parties may mutually agree on or about September 1, 1996, but in no event later than October 15, 1996. The date that the Closing occurs is referred to herein as the "Closing Date." The September 1, 1996 Closing Date shall be extended if the conditions contained in Section 12 have not been satisfied or
                                                --
waived by that date.

          (a)  DELIVERIES BY BUYER.  At the Closing Buyer shall deliver:
               -------------------

               (i)  Subject to Section 12(b)(vi), to Hilliard, the demand note
                                       ---------
          for five thousand dollars ($5,000), pursuant to the Non-Competition Agreement and in accordance with Section 3(d);
                                                   ----

               (ii) Subject to Section 12(b)(vi), to Hilliard, the balance
                                       ---------
          of the Target/Hilliard Payable, which balance shall be paid in the form of a note, which note will provide for payment of such balance on Hilliard's demand on or after the Closing Date.

               (iii) To Hilliard, certificates duly completed and executed by Buyer evidencing that portion of the CS Shares receivable pursuant to Section 3(b)(ii) less the Indemnity Shares;
                     --------

               (iv) To a mutually agreeable escrow agent, the Indemnity Shares pursuant to Section 14(e); and
                              -----

               (v)  To Hilliard, those items specified in Section 12(b).
                                                                  -----

               (vi) To the Laidlaw Affiliates the CS Shares described in Section 12(a)(vi).
          ---------

          (b)  DELIVERIES BY HILLIARD AND TARGET.  At the Closing, Hilliard and
               ---------------------------------
     Target shall deliver:

               (i) To Buyer, certificates representing the Target Stock evidencing all the equity interests in Target, properly endorsed in blank for transfer, together with any stock transfer powers or other instruments, appropriately executed, as may be necessary to transfer the Target Stock to Buyer;

               (ii) To Buyer, those items specified in Section 12(a).
                                                               -----

     14.  INDEMNIFICATION.
          ---------------

          (a)  GENERAL.
               -------

               (i) Notwithstanding the Closing, and regardless of any investigation at any time made by or on behalf of Buyer or of any information Buyer may have, Hilliard, as an indemnifying party, shall indemnify and save and hold Buyer, its affiliates, the Surviving Corporation, their respective officers, directors, employees and agents, each as an indemnified party, harmless from and against any damage, liability, loss or deficiency (including, but not limited to, reasonable attorney's fees, expert witness and consulting fees, and other costs and expenses incident to any suit, action, proceeding, inquiry or investigation or the defense of any claim) arising out of, resulting from or relating to (A)
          any inaccuracy in any representation, any misrepresentation or breach of any representation or warranty of Target or Hilliard hereunder, including but not limited to those specifically covered by subsections
          (c) and (d) below, or in any certificate delivered by Hilliard or
           -       -
          Target in this Agreement or pursuant hereto, (B) any non-fulfillment of any agreement or covenant on the part of Hilliard or Target in this Agreement or in any certificate delivered by Hilliard or Target in this Agreement or in any certificate delivered by Hilliard or Target pursuant hereto, (C) any liabilities under any Contracts which arise prior to, or relate to periods prior to, the Closing Date, (D) all violations of Environmental Laws or releases of Hazardous Materials into the environment or workplace occurring prior to the Closing Date, in connection with the Facilities or any property formerly owned, leased or used by Hilliard, Target or any predecessor thereof, and (E) any liabilities with respect to any Target Employee Benefit Plans and Pension Plans listed on Schedule 5(a) accruing through the Closing
                                           ----
          Date and with respect to any Target Employee Benefit Plans and Pension Plans not listed on Schedule 5(a).
                                       ----

               (ii) Notwithstanding the Closing, and regardless of any investigation at any time made by or on behalf of Hilliard or of any information Hilliard may have, Buyer, as an indemnifying party, shall indemnify and save and hold Hilliard, as an indemnified party, harmless from and against any damage, liability, loss or deficiency (including, but not limited to, reasonable attorney's fees, expert witness and consulting fees, and other costs and expenses incident to any suit, action, proceeding, inquiry or investigation or the defense of any claim) arising out of, resulting from or relating to (A) any inaccuracy in any representation, any misrepresentation or breach of any representation or warranty of Buyer hereunder or in any certificate delivered by Buyer in this Agreement or pursuant hereto or
          (B) any non-fulfillment of any agreement or covenant on the part of Buyer in this Agreement or in any certificate delivered by Buyer pursuant hereto.

          (b)  THIRD PARTY CLAIMS.  If a claim by a third party is made against
               ------------------
     an indemnified party, and if such indemnified party intends to seek indemnity with respect thereto under this Section, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail; provided, however, that
                                                     --------  -------
     failure of such indemnified party to give such notice shall not result in a waiver of its indemnity rights unless such failure materially prejudices the indemnifying party's ability to respond to or defend the claim. The indemnifying party shall have forty-five (45) days after receipt of such notice to notify the indemnified party whether or not the indemnifying party desires to undertake, through counsel of its own choosing (which shall be reasonably satisfactory to the indemnified party) and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided, however, that the
                                                --------  -------
     indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party, provided that the fees and expenses of such counsel shall be borne by such indemnified party for all periods following a timely notification by the indemnifying party that it undertakes the settlement or defense thereof. The indemnifying party will not pay or settle any claim without the written consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party does not within forty-five (45) days after the receipt of the indemnified party's notice of a claim of indemnity hereunder undertake the defense thereof the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor (and for all associated reasonable costs and attorneys' fees which, in the case of such costs and fees, shall be reimbursed by the indemnifying party as incurred) pursuant to this Agreement.

          (c)  TAXES.  Hilliard and Target shall be jointly and severally
               -----
     responsible for and shall have computed, reported and paid any and all liabilities for Taxes of Target or for which Target could become liable, attributable to any period ending on or before the Closing Date. Hilliard, as an indemnifying party, shall indemnify Buyer, its affiliates, the Surviving Corporation, their respective officers, directors, employees and agents, each as an indemnified party and hold them harmless from any and all liability for Taxes of Target or for which Target could become liable, including interest and applicable penalties, (i) attributable to periods ending on or prior to the Closing Date and (ii) in respect of any activities of or assets owned by Target on or prior to the Closing Date for any period that includes, but does not end on the Closing Date. If the Merger fails to qualify as a tax free transaction under Section 368(a)(1)(A) of the Code or otherwise, because of an action or omission by Hilliard or Target, then the indemnity provided under this Section 14(c)
                                                                        -----
     shall apply to any Taxes due on income recognized as a result of such failure.

          (d)  UNDISCLOSED LIABILITIES.  Hilliard shall indemnify and defend
               -----------------------
     Buyer, its affiliates, the Surviving Corporation, their respective officers, directors, employees and agents, each as an indemnified party, and hold them harmless against any and all liabilities of Target of any nature whatsoever not fully disclosed in the Financial Statements.

          (e)  ESCROW.  At the Closing, Buyer shall place ten percent (10%) of
               ------
     the Conversion Amount in the number of CS Shares determined by dividing such amount by the CS Value Per Share (i.e. ninety thousand four hundred and eighty-nine (90,489) CS Shares) (the "Indemnity Shares"), with a mutually agreeable escrow agent, to be held in escrow pursuant to the terms and conditions of the escrow agreement (the "Escrow Agreement") in substantially the form attached as Exhibit H hereto: (i) for a period of
                                                -
     six (6) months from the Closing Date for the potential purpose of paying any amounts for indemnification by Hilliard hereunder and any Subscriber deficiency adjustment pursuant to Section 3(f) and (ii) with respect to the
                                               ----
     Indemnity Shares applicable to the Assigned Channels and BTA Authorizations listed on Schedule 4(g) only until five (5) business days after the
                        ----
     Surviving Corporation receives a Final FCC Order approving the Surviving Corporation as a licensee of the Assigned Channels and the BTA Authorizations listed on Schedule 4(g); if the Final FCC Order does not
                                       ----
     approve the Surviving Corporation as such a licensee, Buyer shall be entitled to the Indemnity Shares applicable to such Channels and BTA Authorizations as set forth in the Escrow Agreement.

          (f)  NON-RECOURSE OBLIGATIONS.  Notwithstanding anything else to the
               ------------------------
     contrary contained in this Agreement, all claims against Hilliard and all liabilities of Hilliard arising hereunder and any Subscriber deficiency adjustment calculated pursuant to Section 3(f) shall be made only against
                                               ----
     and shall be limited to the Indemnity Shares; provided, however, that the foregoing shall not apply to, and any indemnified party is not waiving or limiting any right or recourse any such party may have against Hilliard hereunder for, (i) fraud, (ii) any liabilities described in Sections 14(c)
                                                                          -----
     or 19(g), or (iii) any liability related to the existing indebtedness
     --------
     described in Schedule 4(f)(iii) with respect to the Elm Creek (Kearney),
                           ---------
     Nebraska Market.

     15.  REGISTRATION RIGHTS.
          -------------------

          (a)  DEMAND REGISTRATION. If, during the first two (2) years after the
               -------------------
     Closing Date, the "piggyback" registration rights set forth in Section
                        ---------
     15(b) are not exercised by Hilliard because: (a) a registration statement
     -----
     filed by Buyer with the Commission under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any equivalent form then in effect) has not been ordered effective by the Commission, or
     (b) because no such registration statement (other than a registration statement on Form S-4 or Form S-8) has been filed during such two (2) year period, Hilliard shall thereafter have the right, exercisable with thirty
     (30) days' prior written notice to Buyer, to have Buyer prepare and file with the Commission, on one (1) occasion, a registration statement on Form S-1 (or other suitable form) and such other documents, including a prospectus, as may be necessary in the opinion of counsel for Buyer to comply with the Securities Act, so as to permit a public offering and sale of all or a portion of the CS Shares. Buyer may employ underwriters in connection with such offering. Notwithstanding anything to the contrary contained in this Section 15(a), if after the Effective Time, Hilliard, in
                               -----
     any transaction between Buyer and a person or entity (including without limitation a merger or consolidation between Buyer and such person or entity), exchanges his CS Shares for the securities of such person or entity, and such securities are publicly traded on a national securities exchange, then the provisions of this Section 15(a) shall not apply to the
                                                   -----
     securities Hilliard so receives; provided, however, if such securities are not registered under the Securities Act, Section 15(a) shall continue to
                                                      -----
     apply so long as such securities are subject to resale restrictions under Rule 144 under the Securities Act.

          (b)  PIGGYBACK REGISTRATION.
               ----------------------

               (I) If during the first two (2) years after the Closing Date, Buyer should propose to file a registration statement with the Commission under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any equivalent form then in effect), it will give written notice by registered mail, at least thirty (30) days prior to the filing of such registration statement, to Hilliard. If Hilliard notifies Buyer within twenty (20) days after receipt of such notice of his desire to include any or all of the CS Shares held by him in such proposed registration statement, Buyer shall afford Hilliard the opportunity to have all such CS Shares registered under such registration statement. Notwithstanding the provisions of this Section 15(b), Buyer shall have the right at
                                     -----
          anytime after it shall have given written notice pursuant to this
          Section 15(b) (irrespective of whether a written request for inclusion
                  -----
          of all or a portion of the CS Shares held by Hilliard shall have been made) to elect not to file any such proposed registration statement or withdraw the same after the filing but not prior to the effective date thereof.

               (ii) If an underwriter seeks in writing to cut back the exercise of the above piggyback rights by Hilliard seeking to exercise his piggyback rights, on the basis that such inclusion would adversely affect the underwriter's ability to market the securities included in the registration statement, then the number of shares to be included in the registration statement shall be reduced pro rata on the basis of number of shares requested to be included by Hilliard and all other persons exercising their respective registration rights. Buyer will provide Hilliard with a copy of the written objection received from the underwriter with respect to the inclusion of CS Shares held by Hilliard in the registration statement. Any CS Shares in excess of ten percent (10%) of the CS Shares received by Hilliard pursuant to
          Section 3(b) cut back pursuant this Section 15(b)(ii) shall be subject
                  ----                                ----------
          to the registration rights set forth in Section 15(a).
                                                          -----

          (c)  COVENANTS WITH RESPECT TO REGISTRATION.  In connection with
               --------------------------------------
     any registration under this Section 15, Buyer and Hilliard covenant and
                                         --
     agree as follows:

               (i) Buyer shall pay all costs (including, without limitation, reasonable fees and expenses of one (1) counsel for Hilliard, selected by Hilliard and approved by Buyer in its reasonable discretion, but excluding any selling fees, expenses or commissions and Commission filing fees), fees and expenses in connection with all registration statements filed pursuant to this Section 15 hereof including, without
                                                    --
          limitation, all National Association of Securities Dealers fees, Buyer's legal and accounting fees, printing expenses, blue sky fees and expenses.

               (ii) Buyer will endeavor in good faith in cooperation with Hilliard to register the CS Shares included in a registration statement pursuant to this Section 15 for offering and sale under the
                                             --
          securities or blue sky laws of such states as are reasonably requested by Hilliard, provided that Buyer shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

               (iii) Buyer shall use its best efforts, including the filing with the Commission of any necessary amendments or supplements to the registration statement filed in connection with Section 15(a), to have
                                                                  -----
          any registration statements declared and remain effective for a period ending three (3) years after the Closing Date at the earliest possible time and to cooperate in the sale of the CS Shares so registered, and shall furnish Hilliard such number of prospectuses as shall reasonably be requested. Prior to the filings described above, Buyer will furnish to Hilliard and his counsel the registration statement and amendments and supplements thereto, and any prospectus forming a part thereof, which documents shall be subject to the review and comment of Hilliard and his counsel to the extent such documents contain statements about Hilliard.

               (iv) Buyer shall have the right to delay the filing or effectiveness of a registration statement pursuant to this Section 15
                                                                             --
          or to require not to sell under any such registration statement, for up to ninety (90) days during each twelve (12) month period if (i) Buyer would, in accordance with the advice of its counsel, be required to disclose in any prospectus information not otherwise then required by law to be publicly disclosed, and (ii) in the judgment of Buyer's board of directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with such prospectus, would have a Material Adverse Effect on any existing or prospective material business situation, transaction or negotiation or otherwise have a Material Adverse Effect on Buyer.

               (v) Buyer shall indemnify Hilliard against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever and including reasonable fees and expense of Hilliard's counsel) to which it may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, there shall be excluded from the indemnity obligation of this Section 15(c) any and all losses, claims, damages,
                                     -----
          expenses or liabilities arising from information furnished by or on behalf of Hilliard, for inclusion in such registration statement.

               (vi) Hilliard shall indemnify Buyer, its officers, directors, employees, agents, and each person or entity, if any, who controls Buyer within the meaning of Section 16 of the Securities Act or
          Section 21(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever including reasonable fees and expenses of Buyer's or such person's or entity's counsel) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished on behalf of Hilliard, for inclusion in such registration statement; provided, however, there shall be excluded from the indemnity obligation of this Section 15(c) any and all
                                                        -----
          losses, claims, damages, expenses or liabilities arising from information furnished by or on behalf of Buyer for inclusion in such registration statement.

               (vii) Hilliard shall give Buyer prompt written notice of any such liability, claim or lawsuit which Hilliard contends is the subject matter of Buyer's indemnification and Buyer thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, including the right, subject to the written consent of Hilliard, which consent shall not be unreasonably withheld, to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

               (viii) Buyer shall give Hilliard written notice of any such liability, claim or lawsuit which Buyer contends is the subject matter of Hilliard's indemnification and Hilliard thereupon shall take any and all necessary and proper action, at his sole cost and expense, with respect to such liability, claim and lawsuit, including the right, subject to the written consent of Buyer, which consent shall not be unreasonably withheld, to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

          (d)  CONDITIONS TO REGISTRATION.  Each of the following shall be a
               --------------------------
     condition precedent to the obligations of Buyer to take any action pursuant to this Section 15 to register any of the CS Shares:
                     --

               (i) Hilliard shall furnish to Buyer such information regarding himself, the CS Shares held by him, and the intended method of disposition of such securities as shall be required to effect such registration.

               (ii) All information specifically with respect to Hilliard furnished to Buyer by or on behalf of Hilliard for use in connection with the preparation of any registration statement hereunder shall be true and correct in all material respects and shall not omit any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading.

               (iii) Hilliard will review carefully any registration statement relating to the CS Shares and each amendment or supplement thereto upon receipt thereof from Buyer and will promptly advise Buyer in writing if: (i) the address of Hilliard (if required to be disclosed) is not properly set forth; (ii) Hilliard knows of any arrangements made or to be made by any person, or of any transaction already effected, to limit or restrict the sale of the CS Shares during the period of the public distribution or to stabilize the market for the CS Shares; or (iii) Hilliard has entered into any material arrangement with a broker-dealer for the sale of the CS Shares through a cross or block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer.

               (iv) Hilliard shall not distribute any prospectus or other offering material in connection with the offering and sale of the CS Shares other than a prospectus or other material permitted by the Securities Act and prepared by Buyer.

               (v) To the extent applicable, Hilliard will comply with Rules 10b-6 and 10b-7 under the Exchange Act.

               (vi) To assist Buyer in qualifying the CS Shares for sale under applicable state securities laws, Hilliard will advise Buyer of each jurisdiction in which Hilliard intends to offer or sell any or all CS Shares, and agrees not to offer or sell any CS Shares in any jurisdiction where they are not registered or exempt from registration.

               (vii) Hilliard will inform Buyer in writing of any and all sales, gifts or other transfers or dispositions of any CS Shares or of any interest therein, whether pursuant to the registration statement or otherwise, within fifteen (15) calendar days following each such disposition, such notification to include the date of the disposition, the number of CS Shares which were disposed of, and other information which Buyer may reasonably request.

               (viii) Hilliard will not exercise any registration rights with respect to the CS Shares that he might otherwise have in connection with any ownership of Target Stock or options, warrants or rights to purchase Target Stock.

     16.  TERMINATION.
          -----------

          (a) This Agreement may be terminated at any time prior to the Closing by: (i) the mutual consent of Buyer and Hilliard; or (ii) either Buyer or Hilliard if the Closing has not occurred by October 15, 1996.

          (b) If for any reason this Agreement terminates prior to Closing and Target sells any of its assets, or Hilliard causes the sale of the Target Stock, or Target or Hilliard agrees to enter into a business combination with any person or entity other than Buyer or its designated affiliate within twelve (12) months from and after such termination, and the aggregate value of the consideration received by Target, and/or Hilliard, as the case may be, exceeds the Conversion Amount, then Target, and Hilliard hereby jointly and severally agree to pay Buyer, upon the consummation of such sale or business combination, the lesser of (i) two hundred fifty thousand dollars ($250,000) or (ii) an amount equal to fifty percent (50%) of the aggregate consideration or value of such business combination received by Target and Hilliard in excess of the Conversion Amount; provided, however, such amount shall not be payable if this Agreement terminates solely due to the inability of Buyer to satisfy its conditions to Closing, or if this Agreement terminates as a result of a material breach thereof by Buyer.

     17.  FURTHER AGREEMENTS OF THE PARTIES.  The parties shall take such action
          ---------------------------------
and execute, or cause to be executed, such additional documents, before, on or after the Closing Date including, without limitation, consents and acknowledgments, as may be necessary or desirable to effectuate the terms of this Agreement or to otherwise evidence the sale of Target to Buyer, or its designee, hereunder.

     18.  NOTICE PROVISION.  Any notices or other communications hereunder or
          ----------------
with respect to this Agreement shall be in writing and shall be given to the parties

               (i)  By hand,

               (ii) By facsimile,

               (iii) By nationally recognized overnight courier or by Express, registered or certified mail, postage prepaid, return receipt requested, addressed as follows:





          If to Hilliard or Target:

                    USA Wireless Cable, Inc.
                    P.O. Box 1448
                    809 Central Avenue
                    Kearney, NE  68846-1448
                    Fax No.: (308) 234-6452

          With copies to:

                    Simmons, Olsen, Ediger, Selzer,
                    Ferguson & Carney, P. C.
                    Professional & Business Center
                    1502 Second Avenue
                    Scottsbluff, Nebraska 69361-3174
                    Attention:  Rick Ediger, Esq.
                    Fax No.: (308) 635-0907, and

                    Rini, Coran & Lancellotta, P. C.
                    Dupont Circle Building
                    1350 Connecticut Avenue, N. W.
                    Washington, D. C. 20036
                    Attention:  Steven A. Lancellotta, Esq.
                    Fax No.: (202) 429-0551

          If to Buyer:

                    CS WIRELESS SYSTEMS, INC.
                    200 Chisholm Place
                    Plano, TX  75075
                    Attention:  Mr. Alan Sonnenberg
                    Fax No.: (214) 509-2869

          With copies to:

                    Day, Berry & Howard
                    One Canterbury Green
                    Stamford, CT 06901
                    Attention: Sabino Rodriguez, III, Esq.
                    Fax No.: (203) 977-7301, and

                    Gerald Stevens-Kittner, Esq.
                    CS Wireless Systems, Inc.
                    2101 Wilson Boulevard, Suite 100
                    Arlington, VA 22201
                    Fax No.: (703) 812-8808

Notices by facsimile transmission shall be deemed to have been received when confirmed in writing, whether by manual or electronic re-transmission of receipt, by the party for whom the transmission is intended and notices by courier shall be deemed received the following business day after delivery to the courier. This provision shall not be construed as authorization for service of process or similar papers by facsimile. Any party hereto may, by giving written notice to the other parties hereto, change the address to which notices are to be sent.

     19.  MISCELLANEOUS PROVISIONS.
          ------------------------

          (a)  SURVIVAL.  The representations and warranties of the parties
               --------
     hereunder shall survive the Closing and be fully effective and enforceable for a period of six (6) months after the Closing Date, provided that those in Sections 4(d), 4(e), 4 (p), 4(u) and 5 shall survive until the
                 -----------------------------
     expiration of the applicable statute of limitations with respect thereto. Notwithstanding the foregoing, any representation and warranty of the parties hereunder shall survive the time at which it would otherwise terminate if written notice of a claim for indemnification thereunder setting forth such claim in reasonable detail shall have been given to the party from which indemnity is sought prior to such termination date.

          (b)  COUNTERPARTS.  This Agreement may be executed in one (1) or more
               ------------
     counterparts, each of which need not contain the signatures of all parties hereto, and all of such counterparts taken together shall constitute one agreement. Copies of executed counterparts transmitted by facsimile or other electronic transmission shall be considered original executed counterparts for purposes of this subparagraph provided receipt of copies of such counterparts is confirmed.

          (c)  GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
     in accordance with the internal laws of the State of Connecticut, without regard to conflicts of law rules.

          (d)  AMENDMENTS.  This Agreement may be changed, modified or amended
               ----------
     from time to time only in writing signed by the parties.

          (e)  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
               ----------------------
     inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto shall be permitted to assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto; provided, however, Buyer shall be permitted to assign its rights and delegate its obligations under this agreement to an affiliate of Buyer without the consent of the other parties hereto.

          (f)  WAIVER.  No waiver of any provision of this Agreement or any
               ------
     breach hereunder shall be deemed a waiver of any other provision or subsequent breach, nor shall any such waiver constitute a continuing waiver. Delay or failure of any party to insist on strict performance or observance of any provision of this Agreement or to exercise any rights or remedies hereunder shall not be deemed a waiver. Any waiver shall be effective only if in writing and signed by the waiving party.

          (g)  EXPENSES; BROKER'S FINDERS FEES.  Each party hereto shall be
               -------------------------------
     responsible for its own expenses incurred in connection with this Agreement. No broker is entitled to any fee or commission in connection with, or as a result of, the transactions contemplated hereby, other than Laidlaw, whose fee is the responsibility of Hilliard. Hilliard will indemnify and hold harmless the Buyer, its affiliates and the Surviving Corporation from and against any and all claims or liabilities for brokerage commissions or finder's fees which may be asserted against any of them as a result of any dealings, arrangements or agreements by Hilliard or Target with any such person, firm, corporation or other entity. Buyer will indemnify and hold harmless Hilliard from and against any and all claims or liabilities for brokerage commissions or finder's fees which may be asserted against Hilliard as a result of any dealings, arrangements or agreements by Buyer with any such person, firm, corporation or other entity other than Laidlaw. Hilliard represents and warrants that the agreement covering the fee and any other arrangements applicable to Laidlaw is between Hilliard and Laidlaw and that Target is not a party to such agreement.

          (h)  ENTIRE AGREEMENT.  This Agreement and the annexed schedules and
               ----------------
     exhibits, together with the letter agreement, dated as of April 22, 1996, between Hilliard, Target and Buyer and the letter agreement, dated as of May 6, 1996, between Buyer and Target, constitute the entire agreement between the parties relating to the subject matter hereof and supersede all prior oral and written understandings between the parties relating thereto.

          (i)  CAPTIONS.  Section titles or captions contained in this Agreement
               --------
     are for convenience of reference only and shall not define, interpret or limit this Agreement.

          (j)  LISTS.  Any list of one or more items preceded by the words
               -----
     "include" or "including" shall not be deemed limited to the stated items but shall be deemed to be without limitation.

          (k)  SPECIFIC PERFORMANCE.  The parties acknowledge that they would be
               --------------------
     irreparably damaged, and there would be no adequate remedy at law for a breach by any party to this Agreement, and accordingly, the terms of this Agreement shall be specifically enforced.

          (l)  SEVERABILITY.  If any provision hereof is found invalid or
               ------------
     unenforceable by a court of competent jurisdiction, it shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                   [balance of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.





                                   CS WIRELESS SYSTEMS, INC.



                                   By:/S/ Alan Sonnenberg
                                      ------------------------------------
                                      Alan Sonnenberg
                                      Vice Chairman



                                   /S/ Christian M. Hilliard
                                   ---------------------------------------
                                   Christian M. Hilliard




                                   USA WIRELESS CABLE, INC.



                                   By:/S/ Christian M. Hilliard
                                      ------------------------------------
                                        Christian M. Hilliard
                                        President

                                List of Schedules
                                -----------------

          Schedule 4(a)       -    Foreign Qualifications of Target
          Schedule 4(c)       -    Contravention of Leases, Agreements, etc. and
                              Required Consents of Target
          Schedule 4(d)       -    Capitalization of Target
          Schedule 4(e)       -    Tax Matters of Target
          Schedule 4(e)(v)    -    Transferred Assets Transactions
          Schedule 4(f)(ii)   -    Material Liabilities of Target
          Schedule 4(f)(iii)  -    Indebtedness of Target
          Schedule 4(f)(iv)   -    Other Target Businesses
          Schedule 4(f)(v)    -    Material Adverse Effect
          Schedule 4(g)       -    Licenses and BTAs
          Schedule 4(h)       -    Channel Leases
          Schedule 4(i)       -    Contracts
          Schedule 4(j)       -    Equipment
          Schedule 4(k)       -    Litigation of Target
          Schedule 4(o)       -    Technical Facilities
          Schedule 4(t)       -    Copyright Act Matters
          Schedule 4(u)       -    Environmental Matters
          Schedule 4(v)       -    Programming Agreements
          Schedule 4(w)       -    Facilities
          Schedule 4(y)       -    Retransmission Consents
          Schedule 5(a)       -    Employee Benefits Plans
          Schedule 5(e)       -    Current Employees of Target
          Schedule 6(c)       -    Buyer's Required Consents
          Schedule 6(d)       -    Capitalization of Buyer
          Schedule 6(e)       -    Exceptions to General Business Representation
                                   of Buyer
          Schedule 6(f)       -    Litigation of Buyer
          Schedule 6(k)       -    Buyer's Exceptions to Assignment of BTA
                              Authorizations


                                List of Exhibits
                                ----------------

          Exhibit A      -    Non-Competition Agreement
          Exhibit B      -    Irrevocable Proxy
          Exhibit C      -    Intentionally omitted
          Exhibit D      -    Intentionally omitted
          Exhibit E      -    Intentionally omitted
          Exhibit F      -    Tax Certificates
          Exhibit G      -    Intentionally omitted
          Exhibit H      -    Escrow Agreement
          Exhibit I      -    Estoppel Certificate